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Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

Case No. 02-12834 and 02-41729 through 02-41957*
Chapter 11

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(Name of Debtors)

Monthly Operating Report for
the period ended June 30, 2004 **

Debtors' Address:
5619 DTC Parkway
Greenwood Village, CO 80111

Willkie Farr & Gallagher LLP
(Debtors' Attorneys)

Monthly Operating Loss: $(8,074)
($ in thousands)

Report Preparer:

        The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.**

Date: July 26, 2004
/s/ SCOTT MACDONALD Scott Macdonald Senior Vice President and Chief Accounting Officer

Indicate if this is an amended statement by checking here

AMENDED STATEMENT ☐

*
Refer to Schedule VI for a listing of Debtors by Case Number

**
All amounts herein are preliminary and subject to revision. The Debtors reserve all rights to revise this report.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED BALANCE SHEET

(Dollars in thousands, except per share amounts)

June 30, 2004
ASSETS:
Cash and cash equivalents	$202,177
Restricted cash	37,552
Subscriber receivables—net	211,164
Prepaid expenses	54,986
Investments	21,827
Intercompany receivables	27,720,678
Related party receivables	1,770,343
Property, plant and equipment—net	6,973,235
Intangible assets—net	15,351,999
Other assets—net	433,261

Total assets	$52,777,222

LIABILITIES AND STOCKHOLDERS' EQUITY:
Accounts payable	$117,329
Subscriber advance payments and deposits	108,337
Accrued interest and other liabilities	411,436
Intercompany payables	665,614
Related party payables	162,681
Parent and subsidiary debt	530,724
Deferred income taxes	2,004,746

4,000,867

Liabilities subject to compromise:
Parent and subsidiary debt	13,421,601
Parent and subsidiary debt under co-borrowing credit facilities attributable to Rigas family entities	2,846,156

16,267,757
Accounts payable	889,592
Accrued interest and other liabilities	519,644
Intercompany payables	27,019,794
Related party payables	1,233,606
Cumulative redeemable exchangeable preferred stock	148,794

Total liabilities subject to compromise	46,079,187

Total liabilities	50,080,054

Minority interests	539,258

Stockholders' equity:
Convertible preferred stock	397
Class A and Class B common stock, $.01 par value, 1,500,000,000 shared authorized, 254,842,636 shares issued and outstanding	2,548
Additional paid-in capital	9,458,327
Accumulated other comprehensive loss	(6,750)
Accumulated deficit	(4,301,055)
Treasury stock, at cost	(149,401)

5,004,066
Amounts due from Rigas family entities under co-borrowing credit facilities	(2,846,156)

Total stockholders' equity	2,157,910

Total liabilities and stockholders' equity	$52,777,222

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

	Month Ended June 30, 2004	Twenty-four Months Ended June 30, 2004
Revenue	$326,878	$7,121,359
Cost and expenses:
Direct operating and programming	204,267	4,586,727
Selling, general and administrative	26,611	474,227
Depreciation and amortization	90,217	1,844,112
Impairment of long-lived and other assets	—	72,134
Non-recurring professional fees	8,454	127,670

Operating income (loss) before reorganization expenses due to bankruptcy	(2,671)	16,489
Reorganization expenses due to bankruptcy	5,403	174,498

Operating loss	(8,074)	(158,009)

Other income (expense):
Interest expense	(27,431)	(806,894)
Equity in losses of affiliates—net	(224)	(108,453)
Minority interest in losses of subsidiaries—net	6,459	21,598
Other-than-temporary impairment of investments and other assets	—	(72,909)
Other	4,311	27,186

	(16,885)	(939,472)

Net loss from continuing operations before income taxes	(24,959)	(1,097,481)
Income tax benefit	—	35

Net loss from continuing operations	(24,959)	(1,097,446)
Discontinued operations	—	(46,139)

Net loss applicable to common stockholders	$(24,959)	$(1,143,585)

Net loss per weighted average share outstanding—basic and diluted	$(0.10)	$(4.51)

Weighted average shares outstanding (in thousands)—basic and diluted	253,748	253,748

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Month Ended June 30, 2004	Twenty-four Months Ended June 30, 2004
Cash flows from operating activities:
Net loss	$(24,959)	$(1,143,585)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	90,217	1,844,112
Amortization of bank financing costs	2,322	43,361
Impairment of long-lived and other assets	—	72,134
Other-than-temporary impairment of investments and other assets	—	72,909
Minority interest in losses of subsidiaries—net	(6,459)	(21,598)
Equity in losses of affiliates, net	224	108,453
Gain on sale of assets—net	—	(8,642)
Depreciation, amortization and other non-cash items from discontinued operations	—	46,366
Other non-cash items	—	3,856
Reorganization expenses due to bankruptcy	5,403	174,498
Non-recurring professional fees, net of amounts paid	(5,527)	33,170
Change in assets and liabilities:
Subscriber receivables—net	(868)	(10,350)
Prepaid expenses—net	6,690	(1,072)
Other assets—net	(5,576)	(59,901)
Accounts payable	(19,268)	14,408
Subscriber advance payments and deposits	17,393	30,505
Accrued interest and other liabilities	11,660	250,910
Liabilities subject to compromise	—	(106,117)
Intercompany receivables and payables—net	459	(22,120)

Net cash provided by operating activities before payment of reorganization expenses	71,711	1,321,297
Reorganization expenses paid during the period	(9,884)	(142,346)

Net cash provided by operating activities	61,827	1,178,951

Cash flows from investing activities:
Expenditures for property, plant and equipment	(100,485)	(1,503,378)
Cash paid for acquisitions	—	(2,890)
Changes in restricted cash	3,313	(36,170)
Proceeds on asset sales	—	9,718
Investment distributions and contributions—net	—	(2,697)
Related party receivables and payables—net	2,888	26,152

Net cash used in investing activities	(94,284)	(1,509,265)

Cash flows from financing activities:
Proceeds from debt	31,572	540,572
Payments of debt	(1,467)	(99,817)
Payment of debtor in possession bank financing costs	—	(50,649)

Net cash provided by financing activities	30,105	390,106

Change in cash and cash equivalents	(2,352)	59,792
Cash and cash equivalents, beginning of period	204,529	142,385

Cash and cash equivalents, end of period	$202,177	$202,177

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

1. Organization, Business and Proceedings under Chapter 11

        Adelphia Communications Corporation and its subsidiaries ("Adelphia" or the "Company") owns, operates and manages cable television systems and other related businesses. Adelphia's operations primarily consist of providing analog and digital cable services, high-speed Internet access and other advanced services over Adelphia's cable networks. These services are generally provided to residential customers. These services are offered in the respective franchise areas under the name Adelphia. Cable systems operated by Adelphia are located in 30 states and Puerto Rico, with large clusters in Los Angeles, Western Pennsylvania, Ohio, Western New York, New England, Florida, Virginia and Colorado Springs.

        Solely for the purposes of the accompanying unaudited consolidated financial statements, the accounts of Adelphia, including its majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by Adelphia, are included with the exception of those subsidiaries/entities (the "Non-Filing Entities") who did not file voluntary petitions under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") and Century-ML Cable Venture ("CMLCV"), a joint venture of which Adelphia is the managing partner and whose bankruptcy filing is administered separately. The Non-Filing Entities as of June 30, 2004 include Palm Beach Group Cable, Inc., Palm Beach Group Cable Joint Venture, Century-ML Cable Corporation, Praxis Capital Ventures, L.P., St. Marys Television, Inc. ("St. Marys"), Adelphia Brasil, Ltda, STV Communications and Main Security Surveillance, Inc. As of and for the month ended June 30, 2004, the Non-Filing Entities were not significant to the consolidated results of operations, financial position, or cash flows of the filing entities. The accompanying unaudited consolidated financial statements do not include any entities owned and/or controlled by John J. Rigas or his family (the "Rigas Family" or "Rigas Entities").

Bankruptcy Proceedings

        On June 25, 2002, Adelphia and all of its wholly-owned subsidiaries (excluding Century Communications Corporation ("Century") which filed on June 10, 2002) (all filing entities, including Century, herein known as the "Debtors" or "Filing Entities"), except for the Non-Filing Entities and CMLCV which filed on September 30, 2002 (see Note 18), filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Debtors are operating their business as debtors-in-possession under Chapter 11. On July 11, 2002, the Office of the United States Trustee for the Southern District of New York (the "U.S. Trustee") appointed a statutory committee of unsecured creditors (the "Creditors' Committee"). In addition, on July 31, 2002, the U.S. Trustee appointed a statutory committee of equity holders (the "Equity Committee" and collectively with the Creditors' Committee, the "Committees"). The Committees have the right to, among other things, review and object to certain business transactions and may participate in the formulation of the Company's long-term business plan and plan of reorganization. The Company has received several extensions from the Bankruptcy Court of the period within which to file a plan of reorganization (the "Exclusive Period") and solicit acceptances thereof (the "Solicitation Period"), with the latest extension of the Exclusive Period and the Solicitation Period being through February 17, 2004 and April 20, 2004, respectively. On February 9, 2004, the Debtors filed a motion requesting an additional extension of the Exclusive Period and Solicitation Period to April 17, 2004 and June 19, 2004, respectively. On February 5, 2004, the Equity Committee filed a motion to terminate the Debtors' Exclusive Period and Solicitation Period. On February 17, 2004, the Rigas Family filed a motion to terminate the Debtors' Exclusive Period and Solicitation Period. Other objections have been filed to the Debtors' extension motion by parties in interest in these cases, including by the agents for the pre-petition lenders and certain creditors. Bridge orders were entered by the Bankruptcy Court extending the Exclusive Period and Solicitation Period until the hearing on the motions is held and a determination by the Bankruptcy Court is made. A hearing on all of these motions has been adjourned, due to the exploration of the sales process discussed below, to a date to be determined by the Bankruptcy Court. Until such hearing, the Exclusive Period and the Solicitation Period are continuing.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

        On February 25, 2004, the Debtors filed their proposed joint plan of reorganization (the "Plan") and related draft disclosure statement with the Bankruptcy Court. In addition, on February 25, 2004, the Company announced that it executed a commitment letter and certain related documents pursuant to which, and subject to the terms and conditions set forth therein, four financial institutions committed to provide to the Debtors up to $8.8 billion in exit financing, which amounts will be used by the Debtors to make the cash payments contemplated by the Debtors' proposed plan of reorganization and to pay transaction costs associated with the reorganization of the Debtors. The commitment letter and the related documents were amended on several occasions during the first and second quarters of 2004 to give effect to certain developments in the bankruptcy cases of the Debtors, including in response to the April 22, 2004 announcement by the Debtors of their intention to pursue a possible sale of their equity or assets.

        The proposed exit financing facilities are comprised of (i) $5,500,000 of senior secured credit facilities, which includes $4,750,000 of term loans and a $750,000 revolving credit line, and (ii) a $3,300,000 unsecured bridge facility. The revolving credit line would generally not be used on the closing date to finance the cash payments to be made under the Debtors' proposed plan of reorganization or to pay transaction costs associated with the reorganization of the Debtors. Rather, the revolving credit line would be used following the completion of the Debtors' reorganization to fund the working capital requirements of the Debtors. The aggregate commitment of the exit lenders under the terms of the exit financing commitment is subject to reduction under certain circumstances, which are described in the commitment letter, as amended. In addition, the Company has the right to terminate the commitment of the exit lenders after the execution of a definitive sale agreement that has been approved by Adelphia's board of directors providing for the sale of all or substantially all of the assets of the Debtors or all or substantially all of the equity of Adelphia. The obligation of the exit lenders to fund the exit financing facilities is subject to certain conditions which are enumerated in the commitment letter and the attachments thereto, each as amended. No assurance can be given that such conditions will be satisfied.

        On June 30, 2004, and after the Debtors and the exit lenders agreed on certain modifications to the terms of the exit financing commitment, the Bankruptcy Court entered a final order approving the exit financing commitment. Following the Bankruptcy Court's definitive approval of the exit financing commitment, the Company paid the exit lenders a nonrefundable fee of $10,000 and reimbursed the exit lenders for certain expenses they had incurred through the date of such approval, including certain legal expenses incurred by them through such date. Additional fees will be payable by the Company under the terms of the exit financing commitment irrespective of whether the exit financing facilities are utilized. Certain other fees will only become payable if the exit financing facilities are funded.

        The Debtors are not soliciting acceptances of the Plan at this time, and any such solicitation will be made only after the disclosure statement relating to the Plan has been approved by the Bankruptcy Court. In order to successfully emerge from bankruptcy, the Debtors must, among other things: (1) obtain an order of the Bankruptcy Court approving the disclosure statement as containing "adequate information", (2) solicit the approval of the Plan from the holders of claims against and equity interests in each class that are impaired and not deemed to have rejected the Plan, (3) obtain an order from the Bankruptcy Court confirming the Plan and (4) consummate the Plan. No date for a hearing on the disclosure statement has been scheduled at this time. In order to obtain a confirmation order, the Bankruptcy Court will have to find, among other things, that each class of impaired claims or equity interests has either accepted the Plan or the Plan meets the requirements of the Bankruptcy Code to force the non-accepting class or classes to accept the Plan. In addition, the Bankruptcy Court must find that the Plan meets certain other requirements specified in the Bankruptcy Code. Confirmation of the Plan would resolve, among other things, the Debtors' pre-petition obligations, determine the revised capital structure of the newly reorganized Debtors and provide for their corporate governance following emergence from bankruptcy. There can be no assurance that the Bankruptcy Court will find that the Plan satisfies all requirements necessary for confirmation by the Bankruptcy Court. There also can be no assurance that modifications to the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes of holders of claims and equity interests. In addition, if the Plan is rejected by certain classes of claims or equity interests, the Bankruptcy Court may determine not to confirm it. The Debtors believe that there is substantial opposition to the terms of the Plan as filed on February 25, 2004 from many of the Debtors' constituents. The Debtors are in the process of revising the Plan to address certain of the issues raised by certain constituents. While the Plan proposes, among other things, the reorganization of the Debtors and claims against them, it does not address the reorganization of CMLCV.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

        On April 22, 2004, the Debtors announced that they will explore a possible sale of the Company as one alternative to a plan for an independent company upon emergence from bankruptcy. The Debtors intend to determine whether a sale will deliver greater value to the Debtors' constituencies than the value proposed by the Plan. While the Debtors will explore a possible sale, the Debtors also intend to continue to pursue a plan for an independent company upon emergence from bankruptcy. The Debtors intend to pursue the course of action that is in the best interests of the Debtors' constituents.

        In order to motivate existing employees and stave off attrition that likely would result from a dual path emergence strategy, the Debtors, after consultation with their executive compensation consultants, filed a motion with the Bankruptcy Court on June 24, 2004 seeking to amend and supplement the existing compensation and retention programs that were approved in the Spring of 2003 (the "KERP Motion"). The KERP Motion seeks approval of (1) an amended performance retention plan; (2) an amended severance plan; (3) amended forms of employment agreements for senior managers; and (4) a key employee continuity program.

Bankruptcy Costs and Fees

        In connection with the effectiveness of a plan or plans of reorganization, the Company will incur certain costs and fees. Certain of these costs and fees will be due once the plan of reorganization is approved by the Bankruptcy Court and include cure costs and success fees. The Company is currently aware of certain success fees that potentially could be paid to representatives of the Company and the Committees upon the Company's emergence from bankruptcy. Currently, these success fees are estimated to be between $27,000 to $31,500. As no plan or plans of reorganization have been confirmed by the Bankruptcy Court, no accrual for such amounts has been recorded in the accompanying unaudited consolidated financial statements

Basis of Presentation

        Until a plan or plans of reorganization is confirmed by the Bankruptcy Court, the unaudited consolidated financial statements of the Company have been prepared using guidance prescribed by the American Institute of Certified Public Accountants' ("AICPA") Statement of Position 90-7 "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7") and generally accepted accounting principles in the United States of America ("GAAP"). These unaudited consolidated financial statements are not intended to present fairly the financial position of the Company as of June 30, 2004, or the results of its operations or its cash flows for the one and twenty-four month periods ended June 30, 2004 in conformity with GAAP because the accompanying unaudited consolidated financial statements exclude the financial position, results of operations and cash flows of the Non-Filing Entities and CMLCV. Furthermore, the accompanying unaudited consolidated financial statements do not include all of the information and footnote disclosures required by GAAP for complete financial statements.

        The accompanying unaudited consolidated financial statements of the Company have been prepared on a going concern basis, which assumes the realization of assets and the payment of liabilities in the ordinary course of business, and do not reflect any adjustments that might result if the Company is unable to continue as a going concern. As a result of the reorganization proceedings under Chapter 11 of the Bankruptcy Code, the Company may take, or may be required to take, actions which may cause assets to be realized, or liabilities to be liquidated, for amounts other than those reflected in the accompanying unaudited consolidated financial statements. SOP 90-7 requires that pre-petition liabilities that are subject to compromise be segregated in the unaudited consolidated balance sheet as liabilities subject to compromise and that revenue, expenses, realized gains and losses, and provisions for losses resulting directly from the reorganization due to the bankruptcy be reported separately as reorganization expenses in the unaudited consolidated statements of operations. See Note 5 to these unaudited consolidated financial statements for further discussion.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

        As a result of the Company's recurring losses, the Chapter 11 filing and circumstances relating to these events (including the Company's debt structure), actions taken by Rigas management and current economic conditions, realization of assets and liquidation of liabilities are subject to significant uncertainty. In order to provide liquidity through June 2004, the Company entered into an Amended and Restated Credit and Guaranty Agreement dated as of August 26, 2002, as amended, with a group of lenders led by JP Morgan Securities Inc. and Citigroup Global Markets Inc. as Co-Lead Arrangers (the "DIP Lenders"), for a Debtor-in-Possession Credit Facility (the "DIP Facility"). On May 6, 2004, the Bankruptcy Court entered an order authorizing and approving a form of Second Amended and Restated Credit and Guaranty Agreement (the "Extended DIP Facility") and a related commitment letter and fee letter, each dated April 16, 2004, and the payment of related fees and expenses. On May 10, 2004, the Company closed on the Extended DIP Facility, which replaced and superceded the DIP Facility. Certain terms of the Extended DIP Facility are more fully described in Note 2 below. The Company believes that cash flows from operations, along with the financing provided through the Extended DIP Facility, should allow the Company to continue as a going concern; however, there can be no assurance of this. The Company's ability to continue as a going concern is also dependent upon its ability to maintain compliance with covenants under the Extended DIP Facility and the ability to generate sufficient cash flow from operations and financing sources to meet its obligations as they become due.

        In the event a Chapter 11 plan or plans of reorganization is confirmed by the Bankruptcy Court and becomes effective, continuation of the Company's business thereafter will be dependent on the Company's ability to achieve positive operating results and maintain satisfactory capital and liquidity. Until a plan or plans of reorganization is confirmed by the Bankruptcy Court and becomes effective, there can be no assurance that the Company will emerge from these bankruptcy proceedings. Furthermore, the effect on the Company's business from the terms and conditions of such a plan or plans of reorganization cannot be determined at this time and, therefore, also raises substantial doubt regarding the Company's ability to continue as a going concern.

        The accompanying unaudited consolidated financial statements have been derived from the books and records of the Company. However, certain financial information has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP. Upon the application of such procedures (e.g., tests for asset impairment), the Company believes that the financial information of the Debtors will change, and these changes will be material. The Company's intangible assets primarily consist of purchased franchises and goodwill that resulted from the allocation of the purchase price of previously acquired cable systems. In accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets", the Company discontinued amortizing its purchased franchise and goodwill intangibles as of January 1, 2002. SFAS No. 142 requires annual testing for impairment of goodwill and indefinite-lived intangible assets (e.g., purchased franchise intangibles), or more frequently as warranted by events or changes in circumstances. At this time, the Company has not completed its impairment test of its purchased franchise and goodwill intangible assets. Any adjustment as a result of an analysis performed in accordance with SFAS No. 142, may have a material impact on the Company's financial statements. Additionally, the Company has not completed its adoption of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which addresses the financial accounting and reporting for the impairment of long-lived assets and long-lived assets to be disposed of. Once the Company has completed its adoption of SFAS No. 144, an adjustment to the financial statements may be required and this adjustment may be material to the financial statements. Furthermore, the Company disclosed in its Current Report on Form 8-K, dated June 10, 2002, that it believes that certain financial information reported by Rigas management was unreliable. As such, the books and records of the Company from which the accompanying unaudited consolidated financial statements of the Debtors are derived may not accurately reflect the financial condition, results of operations and cash flows of the Debtors.

        The Company is reviewing its books and records and other information on an on-going basis to determine whether the accompanying unaudited consolidated financial statements of the Debtors should be supplemented or otherwise amended. The Company reserves the right to file, at any time, such supplements or amendments to these accompanying unaudited consolidated financial statements. The accompanying unaudited consolidated financial statements should not be considered an admission regarding any of the Debtors' income, expenditures or general financial condition, but rather, a current compilation of the Debtors' books and records. The Company does not make, and specifically disclaims, any representation or warranty as to the completeness or accuracy of the information set forth herein.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

        All significant intercompany accounts have been presented gross for purposes of these unaudited consolidated financial statements and accordingly, have not been eliminated in consolidation. GAAP would require that these intercompany balances be eliminated in consolidation. See Note 8 to these unaudited consolidated financial statements for further discussion.

        As previously stated, certain footnote disclosures normally included in unaudited consolidated financial statements prepared in accordance with GAAP have been condensed or omitted. In the opinion of management, all disclosures considered necessary for an informative presentation have been included herein. As further discussed in Dismissal of Former Independent Public Accountants/New Management below, PricewaterhouseCoopers, LLP ("PwC"), the Company's independent auditors, has not completed its audit as of and for the years ended December 31, 2003, 2002 and 2001 or its re-audits as of and for the years ended December 31, 2000 and 1999.

Discontinued Operations

        As more fully described in Note 17, in April 2004, the Company transferred the economic risks and benefits of certain assets which provide competitive local exchange carrier ("CLEC") telecommunication services. Accordingly, the Company presented such CLEC assets as discontinued operations in April 2004.

Change in Useful Life

        In March 2004, effective January 1, 2004, the Company changed the useful life used to calculate the depreciation of converter boxes from five years to four years due to the introduction of advanced set-top boxes which provide high definition and digital video recording capabilities.

Reclassification

        Certain amounts for the twenty-four months ended June 30, 2004 have been reclassified to conform with the June 30, 2004 monthly presentation.

        In accordance with SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," the Company has reclassified "Cumulative redeemable exchangeable preferred stock" as a liability in the accompanying unaudited consolidated balance sheet.

Dismissal of Former Independent Public Accountants/New Management

        As disclosed in its Current Report on Form 8-K filed on June 14, 2002, as amended, the Company, on June 9, 2002, dismissed Deloitte & Touche LLP ("Deloitte"), its former independent public accountants. As a result of actions taken by management of the Company during the time that members of the Rigas Family held all of the senior management positions ("Rigas Management"), the Company has not yet completed its financial statements as of and for the years ended December 31, 2003, 2002 and 2001 or received its independent auditor's report thereon. In addition, the Company has not filed with the Securities and Exchange Commission ("SEC") its Annual Reports on Form 10-K as of and for the years ended December 31, 2003, 2002 and 2001. Furthermore, the Company has not timely filed its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, September 30, 2003, June 30, 2003, March 31, 2003, September 30, 2002, June 30, 2002 and March 31, 2002. As of the date Deloitte was dismissed as the Company's independent accountants, Deloitte had not completed its audit or issued its independent auditors' report with respect to the Company's financial statements as of and for the year ended December 31, 2001. In addition, Deloitte withdrew the audit reports it had issued with respect to the financial statements of the Company and its subsidiaries. The Company is performing a review of its historical books and records, accounting policies and practices and financial statements to determine whether its books and records and financial statements need to be adjusted in light of the actions taken by management of the Company during the time that the Rigas Family held director and officer positions at the Company. Adelphia's current management is actively engaged in preparing restated financial statements for 2000 and 1999 and preparing financial statements for 2003, 2002 and 2001. In addition, PwC is preparing the audits for the years ended December 31, 2003, 2002 and 2001 and re-audits for the years ended December 31, 2000 and 1999. See Note 3 to these unaudited consolidated financial statements for further information.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

        On November 6, 2002, the Company filed a lawsuit against Deloitte charging them with, among other matters, professional negligence, breach of contract, fraud and wrongful conduct. The Company is seeking compensation for all injury from Deloitte's conduct, as well as punitive damages. Deloitte filed preliminary objections to the complaint. On June 11, 2003, the Bankruptcy Court denied Deloitte's preliminary objections in their entirety. On September 15, 2003, Deloitte filed an answer and counterclaims with respect to the Company's complaint and also asserted claims against the Rigas Family. On January 9, 2004, the Company filed an answer to Deloitte's counterclaims and also served discovery requests on Deloitte, including (i) Adelphia's First Set of Document Requests and (ii) a Notice of Deposition of Deloitte's Corporate Designee. Deloitte moved to stay discovery in this action until completion of the U.S. Department of Justice's investigation of certain members of the Rigas Family and certain alleged co-conspirators, which Adelphia opposed. Discovery in the action has commenced.

        Effective March 18, 2003, the Company appointed William Schleyer to serve as its new Chief Executive Officer and Ronald Cooper to serve as its new President and Chief Operating Officer. The new Chief Executive Officer replaced the interim Chief Executive Officer, who, along with other new members of management, took control of the Company in May 2002. The Company's employment of Messrs. Schleyer and Cooper was approved by the Bankruptcy Court by orders dated March 4, 2003 and March 7, 2003, respectively. Mr. Schleyer's employment agreement provides that he will be permitted to use the Company's aircraft in accordance with the corporate aircraft policy approved by the Board of Directors, and prohibits personal use of the aircraft. In October 2003, the Board of Directors approved an aircraft policy that provides, among other things, that reimbursed commuting under a timeshare arrangement does not constitute personal use of the aircraft if significant advantages to the Company in terms of time, money, security or productivity may be realized.

2. Debt and Other Obligations

        Due to the commencement of the Chapter 11 filings and the Company's failure to comply with certain financial covenants, the Company is in default on substantially all of its pre-petition debt obligations. Except as otherwise may be determined by the Bankruptcy Court, the stay protection afforded by the Chapter 11 filings prevents any action from being taken with regard to any of the defaults under the pre-petition debt obligations. All of the pre-petition obligations are classified as liabilities subject to compromise in the accompanying consolidated balance sheet as of June 30, 2004. See Note 4 to these unaudited consolidated financial statements for further information.

Extended DIP Facility

        In connection with the Chapter 11 filings, the Company entered into the $1,500,000 DIP Facility. On May 6, 2004, the Bankruptcy Court entered an order approving the $1,000,000 Extended DIP Facility and on May 10, 2004, the Company closed on the Extended DIP Facility. The Extended DIP Facility superceded and replaced in its entirety the DIP Facility. The Extended DIP Facility matures on the earlier of March 31, 2005 or upon the occurrence of certain other events, including, with respect to each designated subsidiary borrowing group, the effective date of a reorganization plan of the loan parties in such designated subsidiary borrowing group that is confirmed pursuant to an order of the Bankruptcy Court. Upon the closing of the Extended DIP Facility, the Company borrowed an aggregate of approximately $390,750 under the Extended DIP Facility and used all such proceeds to repay all of the then outstanding principle, accrued interest and certain related fees and expenses under the DIP Facility. The proceeds from borrowings under the Extended DIP Facility can be used for general corporate purposes and investments, as defined in the Extended DIP Facility. The Extended DIP Facility is secured with a first priority lien on all of Adelphia's unencumbered assets, a priming first priority lien on all its assets securing its pre-petition bank debt, and a junior lien on all other assets subject to valid pre-existing liens. The Extended DIP Facility consists of an $800,000 revolving credit facility (the "Tranche A Loan") and a $200,000 loan (the "Tranche B Loan"). Loans under the Extended DIP Facility bear interest at the Alternate Base Rate (greatest of the Prime Rate, the Base CD Rate plus 1% or the Federal Funds Effective Rate plus .5%) plus 1.5% or the Adjusted LIBOR Rate, as defined in the Extended DIP Facility, plus 2.5%.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

        The Extended DIP Facility contains certain restrictive covenants, which include limitations on the ability of the loan parties to (i) incur additional guarantees, liens and indebtedness, (ii) sell or otherwise dispose of certain assets and (iii) pay dividends or make other distributions, loans or payments to Adelphia or to other loan parties who do not belong to the same designated subsidiary borrowing group. The Extended DIP Facility also requires compliance with certain financial covenants with respect to operating results and capital expenditures. These financial covenants became effective for periods beginning May 1, 2003.

        On July 21, 2004, Amendment No. 1 and Waiver to the Extended DIP Facility ("Amendment No. 1") became effective. Under the terms of Amendment No. 1, the DIP Lenders agreed to amend the definition of EBITDAR, as defined in the Extended DIP Facility, to permit the inclusion of the historical EBITDAR attributable to the CLEC business that was transferred by the Company to TelCove for purposes of determining compliance by the joint and several borrowing group with the financial covenants set forth in the Extended DIP Facility; the historical EBITDAR of the CLEC business will be included for purposes of the financial covenants set forth in the Extended DIP Facility notwithstanding the fact that the CLEC business is reflected as discontinued operations in the accompanying unaudited consolidated financial statements.. In addition, under the terms of Amendment No. 1, the DIP Lenders agreed to waive certain provisions of the Extended DIP Facility to, among other things, permit the loan parties to (i) make certain pre-petition payments which, in the aggregate, cannot exceed certain specified amounts and (ii) consummate certain asset sales which would have otherwise been prohibited under the terms of the Extended DIP Facility. The foregoing summary of certain material terms and the Extended DIP Facility and Amendment No. 1 thereto do not represent a complete summary of all of the material terms and conditions of the Extended DIP Facility or Amendment No. 1 thereto. For additional information, please refer to the Extended DIP Facility and Amendment No. 1 thereto, copies of which were filed as exhibits to the Company's Current Reports on Form 8-K on May 12, 2004 and July 26, 2004, respectively.

        On June 29, 2004, certain loan parties made mandatory prepayments of principal on the Extended DIP Facility in connection with the consummation of certain asset sales. As a result, the total commitment for the entire Extended DIP Facility was reduced to $998,951, with the total commitment of the Tranche A Loan being reduced to $799,055 and the total commitment of the Tranche B Loan being reduced to $199,896. As of June 30, 2004, $292,805 under the Tranche A Loan has been drawn and letters of credit totaling $114,550 have been issued under the Tranche A Loan, leaving availability of $391,700 under the Tranche A Loan. Furthermore, as of June 30, 2004, $199,896 under the Tranche B Loan has been drawn.

Co-Borrowing Credit Facilities

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002, various subsidiaries of the Company have entered into co-borrowing credit facilities with certain entities owned by the Rigas Family. Historically, the Company's financial statements reported borrowings attributable only to the Company under such co-borrowing credit facilities and provided footnote disclosure as to the total amount of borrowings permitted under such facilities without disclosing the amount of borrowings attributable to entities owned by the Rigas Family. As a result, the entire amount of indebtedness for which the Company's affiliates could be liable under the co-borrowing credit facilities was not reflected as indebtedness on the Company's historical financial statements.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

        As discussed in Note 1, at this time, PwC has not completed its audits of the Company's financial statements as of and for the years ended December 31, 2003, 2002 and 2001 and the Company is engaged in preparing restated financial statements as of and for the years ended December 31, 2000 and 1999. As disclosed in its Current Reports on Form 8-K filed on May 24 and June 10, 2002, after initial discussions with the SEC in early May 2002, the Company announced on May 24, 2002 that it had tentatively concluded that it would increase the Company's indebtedness by $2,846,156 to reflect the full amount of borrowings by entities owned by the Rigas Family for which subsidiaries of the Company are jointly and severally liable. Accordingly, the accompanying unaudited consolidated financial statements reflect an increase of $2,846,156 of such indebtedness of parent and subsidiary debt in liabilities subject to compromise with a corresponding receivable from such Rigas Entities reflected as a reduction in stockholders' equity. Since consultations are continuing with the SEC and PwC, and PwC has not yet completed its audit of the Company's financial statements, the accounting treatment for the increase in parent and subsidiary debt and the reduction in stockholders' equity for the corresponding receivable reflected in the accompanying unaudited financial statements has yet to be finalized. The final accounting treatment may result in a materially different treatment from that presented herein.

        On July 6, 2003, the Creditors' Committee filed an adversary proceeding against the Debtors' Pre-Petition Agents and Pre-Petition Secured Lenders (collectively, the "Defendants") on behalf of the Debtors and their estates seeking, among other things, to: (i) recover as fraudulent transfers the principal and interest paid by the Debtors to the Defendants; (ii) avoid as a fraudulent transfer the Debtors' obligation, if any, to repay the Defendants; (iii) recover damages for breaches of fiduciary duties to the Debtors and for aiding and abetting fraud and breaches of fiduciary duties by the Rigas Family; (iv) equitably disallow, subordinate or re-characterize each of the Defendants' claims in the Debtors' bankruptcy proceedings; (v) avoid and recover certain preferential transfers made to certain of the Defendants; and (vi) recover damages for violations of the Bank Holding Company Act. On July 29, 2003, the Bankruptcy Court entered a Stipulation and Order Regarding (a) the Creditors' Committee's Motion for Leave to Prosecute Claims and Causes of Action Against the Defendants, (b) the Equity Committee's Motion to Intervene in the Adversary Proceeding and (c) the Pre-Petition Agents' Responses in Opposition to the Motion of the Creditors' Committee and the Equity Committee and Alternative Motions to Dismiss the Creditors' Committee's Complaint. On July 31, 2003, the Equity Committee filed a motion seeking authority to file additional claims against the Pre-Petition Lenders. By decision and order of the Bankruptcy Court, on August 5, 2003, the Bankruptcy Court determined that the Creditors' Committee had met the applicable legal standards to assert claims on behalf of the Debtors. On or about October 3, 2003, certain of the Defendants filed objections to the Creditors' Committee's motion seeking standing to pursue the adversary proceeding filed against the Defendants. On or about January 13, 2004, the Creditors' Committee filed its memorandum of law in opposition to objections to standing and motions to dismiss. On or about June 4, 2004, the Pre-Petition Agents filed oppositions to the Equity Committee's Motion to Intervene. A hearing on the Motion has not been scheduled yet.

        In late March and early April 2004, each of the Debtors' Pre-Petition Agents filed adversary proceedings against the Debtors, seeking, among other things, a judicial determination of certain of their rights purusant to their respective credit agreements. The Debtors have not responded yet to any of these actions.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

  Parent and Subsidiary Debt

        The following information is an update of certain disclosures relating to the book value of the Company's debt, as reflected on its books and records, included in Note 4 to Adelphia's consolidated financial statements contained in the Annual Report on Form 10-K as of and for the year ended December 31, 2000. The book value of such indebtedness does not necessarily reflect the amount of the claim of the holders' of such indebtedness in the Company's bankruptcy proceeding.

Parent Debt:	June 30, 2004
9 1/4% Senior Notes due 2002	$325,000
8 1/8% Senior Notes due 2003	149,817
10 1/2% Senior Notes due 2004	150,000
7 1/2% Senior Notes due 2004	100,000
10 1/4% Senior Notes due 2006	487,698
9 7/8% Senior Notes due 2007	348,417
8 3/8% Senior Notes due 2008	299,438
7 3/4% Senior Notes due 2009	300,000
7 7/8% Senior Notes due 2009	350,000
9 3/8% Senior Notes due 2009	497,048
10 7/8% Senior Notes due 2010	745,316
10 1/4% Senior Notes due 2011	1,000,000
6% Convertible Subordinated Notes due 2006	1,024,924
3 1/4% Convertible Subordinated Notes due 2021	978,253
9 7/8% Senior Debentures due 2005	129,286
9 1/2% Pay-In-Kind Notes due 2004	31,847

Total parent debt	$6,917,044

Subsidiary Debt:
Notes to banks	$3,970,532
Extended DIP Facility	493,323
10 5/8% Senior Notes of Olympus due 2006	202,243
11% Senior Subordinated Notes of FrontierVision Due 2006	207,953
11 7/8% Senior Discount Notes Series A of FrontierVision due 2007	244,639
11 7/8% Senior Discount Notes Series B of FrontierVision due 2007	89,953
Zero Coupon Senior Discount Notes of Arahova due 2003	412,601
9 1/2% Senior Notes of Arahova due 2005	250,590
8 7/8% Senior Notes of Arahova due 2007	245,371
8 3/4% Senior Notes of Arahova due 2007	219,168
8 3/8% Senior Notes of Arahova due 2007	96,046
8 3/8% Senior Notes of Arahova due 2017	94,924
Senior Discount Notes of Arahova due 2008	348,086
Other subsidiary debt and capital leases	159,852

Total subsidiary debt	$7,035,281

Total parent and subsidiary debt, exclusive of co-borrowing credit facilities	13,952,325
Debt under co-borrowing credit facilities attributable to Rigas Entities	2,846,156

$16,798,481

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

        In connection with the Company's ongoing review of its books and records and other information, an adjustment was made for liabilities subject to compromise regarding classification of leases. For purposes of this report only, leases which are being paid on a current basis, have not been treated as liabilities subject to compromise.

        Total parent and subsidiary debt, exclusive of debt under co-borrowing credit facilities attributable to Rigas Entities, of $13,952,325 consists of liabilities subject to compromise of $13,421,601, bank financing under the Extended DIP Facility of $493,323 and capital leases of $37,401.

Weighted average interest rate payable by subsidiaries under credit agreements with banks	4.94%

        On December 29, 2003, certain holders of prepetition convertible subordinated debt issued by Adelphia Communications Corporation ("ACC") and the Bank of New York, as trustee with respect to such debt, filed a lawsuit (the "X-Clause Litigation") against ACC seeking, among other things, a declaratory judgment stating that under the provisions of the applicable indentures, such holders are entitled to receive and retain their pro rata portion of payment on their claims to the extent that distributions are made to ACC's senior note holders in the form of Common Stock under any plan proposed in the chapter 11 cases. By order dated April 13, 2004, the Bankruptcy Court dismissed the X-Clause Litigation, without prejudice, because the issue presented was not ripe for decision.

Interest Expense

        Interest expense totaled $27,431 and $806,894 for the one and twenty-four month periods ended June 30, 2004, respectively, of which $12,312 and $313,681 is attributable to the Rigas Entities under co-borrowing credit facilities. In accordance with SOP 90-7, interest expense is reported only to the extent that it will be paid during Chapter 11 proceedings or will be allowed on a secured or unsecured claim. Had the Company not filed voluntary petitions under Chapter 11 of the Bankruptcy Code, the amount of interest expense that would have been reported in the unaudited consolidated statement of operations, for the one and twenty-four month periods ended June 30, 2004 is $89,053 and $2,291,156, respectively.

Other

        By order dated August 7, 2003, the Bankruptcy Court ordered that the Rigas Family could cause the Rigas Entities to pay on their behalf certain defense costs, not to exceed $15,000 in the aggregate. The order does not require any Debtor to advance funds of any Debtor's estate for such defense costs. Adelphia and the Creditors' Committee both appealed the order. The United States District Court for the Southern District of New York temporarily stayed the order. On September 2, 2003, the Bankruptcy Court approved a stipulation and order (the "Rigas Stipulation") between the Debtors, the Rigas Family and certain other parties that allowed the Rigas Entities to advance up to $15,000 in defense costs to the Rigas Family, acknowledged that certain Rigas Entities were in default under certain co-borrowing credit facilities and delegated certain management rights to the Company with respect to the Rigas Entities. On February 18, 2004, the Bankruptcy Court approved the request of the Rigas Family for an additional $12,800 for criminal defense costs only (the "February 18 Rigas Order"). The Debtors and Creditors' Committee appealed the February 18 Rigas Order. The Debtors' motion for a stay of the Bankruptcy Court's order, pending appeal in the District Court, was denied by the District Court. A decision on the appeal has not been made. As of June 30, 2004, the Rigas Entities had advanced $27,800 to the Rigas Family for defense costs in accordance with the Rigas Stipulation and the February 18 Rigas Order.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

3. Correction in Accounting Policies and Practices / Provision for Accounting Changes

        Effective January 1, 2003, the Company, as part of its ongoing review of its historical books and records and its financial statements, corrected certain of its erroneous accounting policies and practices for Property, Plant and Equipment ("PP&E") relating to the capitalization of labor, labor-related costs, certain overhead costs, and certain materials (collectively, "Capitalized Costs") used in the maintenance of its cable systems. The erroneous capitalization of costs that were corrected included, among other things, Capitalized Costs for service calls and normal, ongoing maintenance to cable systems. Some of the items that had been capitalized included system electrical power, converter repairs, equipment repairs and maintenance contracts. The Company believes that the corrections were necessary in order to be in compliance with GAAP. At the time the Company filed its current report on Form 8-K dated February 25, 2003, the Company was still evaluating Capitalized Costs related to installation activities and internal construction (collectively, "Capitalized Installation and Construction Activities"). In April 2003, the Company corrected its erroneous accounting policies and practices related to Capitalized Installation and Construction Activities and recorded an adjustment of approximately $15,000 in the April 2003 accounting month to correct for these errors for the months of January through March 2003. These errors included the incorrect capitalization of reconnect and disconnect activities, which are prohibited by GAAP, as well as the improper capitalization or overcapitalization of certain overhead costs. This adjustment had the effect of increasing expenses and reducing capital expenditures in April 2003.

        The Company has not restated previously filed Adelphia Monthly Operating Reports and has not completed its review and analysis of its new accounting policies and practices for PP&E relating to Capitalized Costs, including Capitalized Installation and Construction Activities, on the financial statements for the years ended December 31, 2003, 2002, 2001, 2000 and 1999. However, the Company has recorded total adjustments of $144,000 in 2002 for estimated corrections in accounting polices and practices, comprised of (i) a May 2002 adjustment expensing approximately $21,000 for certain costs erroneously capitalized under Rigas Management accounting policies and practices, (ii) a December 2002 adjustment expensing approximately $21,000 for certain costs erroneously capitalized under Rigas Management accounting policies and practices, and (iii) an estimated provision for accounting changes of $51,000 in June 2002 and $8,500 per month from July 2002 through December 2002.

        The Company estimates that the new accounting policies and practices relating to Capitalized Costs, including Capitalized Installation and Construction Activities, for PP&E will materially increase expenses and decrease capital expenditures as compared to the accounting policies and practices of the Company under Rigas Management. The impact of the new accounting policies and practices relating to Capitalized Costs, including Capitalized Installation and Construction Activities, for PP&E on the Company's results of operations will vary based upon levels of activities. Furthermore, the Company is currently unable to determine the impact on depreciation expense attributable to these corrections for any period since the adjustments to the historical costs of PP&E for 2003, 2002, 2001, 2000 and 1999 have not yet been finalized. The impact of these changes and any other further changes will likely be material.

        Additionally, management has not completed its overall review of the Company's historical books and records, accounting policies and practices and financial statements, and accordingly, the Company may record additional adjustments for corrections in erroneous accounting policies and practices in addition to those adjustments already recorded for PP&E, and such adjustments may be material.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

        PwC has not completed its audit of the Company's books for any period and their audit could result in further adjustments to the Company's results of operations and those adjustments could be material.

4. Liabilities Subject to Compromise

        As discussed in Note 1 to the accompanying unaudited consolidated financial statements, the Company has been operating as a debtor-in-possession under Chapter 11 of the Bankruptcy Code since June 25, 2002. The Company is authorized to operate its business in the ordinary course pursuant to Chapter 11 of the Bankruptcy Code.

        Due to the commencement of the Chapter 11 cases and the Company's failure to comply with certain financial covenants, the Company is in default on substantially all of its pre-petition debt obligations. As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise or other treatment under a plan or plans of reorganization. Generally, actions to enforce or otherwise effect payment of pre-Chapter 11 liabilities are stayed. However, as part of the first day orders and subsequent motions granted by the Bankruptcy Court, the Bankruptcy Court approved Adelphia's motions to pay certain pre-petition obligations including, but not limited to, employee wages, salaries, commissions, incentive compensation and other related benefits. The Company has been paying and intends to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Company may assume or reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Unless otherwise agreed to by the parties, the cost of curing any pre-petition executory contract or unexpired lease is borne by the Debtors. Any damages resulting from the rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise. By order dated October 24, 2003 (the "Bar Date Order"), the Bankruptcy Court established a bar date for filing proofs of claim against the Debtors' estates of the later of January 9, 2004 at 5:00 P.M. (Eastern Time) or 30 days after the date upon which the Debtors amend their respective Schedules of Liabilities or the Bankruptcy Court enters a rejection order. A bar date is the date by which proofs of claims must be filed if a claimant disagrees with how such claimant's claim appears on the Debtor's Schedules of Liabilities. The Company provided notice to all known claimants of the bar date and their need to file a proof of claim with the Bankruptcy Court. The aggregate amount of claims filed with the Bankruptcy Court far exceeds the Debtors' estimate of ultimate liability. The Debtors believe that many of these claims are duplicative, based upon contingencies that have not occurred, or otherwise are overstated, and are therefore invalid. Differences between amounts recorded by the Debtors and claims filed by creditors are being investigated and resolved in connection with the Debtors' claims resolution process. That process has commenced and, in light of the number of claims asserted, will take significant time to complete. Accordingly, the ultimate number and allowed amounts of such claims are not presently determinable. On July 31, 2003, each Debtor filed with the Bankruptcy Court its Schedules of Liabilities and Statement of Financial Affairs. On or about October 8, 2003, each Debtor filed its First Amendment to its Schedules of Liabilities and Statement of Financial Affairs. On or about October 24, 2003, certain of the Debtors filed a Second Amendment to their respective Schedules of Liabilities. Between February 27 and March 1, 2004, each Debtor filed its Schedules of Assets and February 2004 Amendments to Schedules of Liabilities and Executory Contracts and February 2004 Amendments to the Statement of Financial Affairs. On April 23, 2004 one of the Debtors filed its April 2004 Amendments to its Schedules of Liabilities.

        As of June 30, 2004, the Company had liabilities subject to compromise of $46,079,187. Liabilities subject to compromise have been reported in accordance with SOP 90-7. Such amounts may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events. Such adjustments may be material to the amounts reported as liabilities subject to compromise.

        Valuation methods used in Chapter 11 reorganization cases vary depending on the purpose for which they are prepared and used and are rarely based on GAAP, the basis of which the accompanying financial statements are prepared, unless otherwise noted. Accordingly, the values set forth in the accompanying unaudited consolidated financial statements are not likely to be indicative of the values presented to or used by the Bankruptcy Court.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

5. Non-Recurring Professional Fees and Reorganization Expenses Due to Bankruptcy

        The Company is incurring certain non-recurring professional fees that, although not directly related to the Chapter 11 filing, relate to the Company's reorganization and have been incurred in response to the actions taken by Rigas Management. These expenses include the re-audit, legal, special investigation and forensic consultant fees of the Company and the Special Committee of the Board of Directors and have been included in non-recurring professional fees in the accompanying unaudited consolidated statements of operations. Based on the Company's interpretation of SOP 90-7, only those fees directly related to the Chapter 11 filing should be expensed and included in reorganization expenses due to bankruptcy in the unaudited consolidated statements of operations. These expenses include legal, restructuring and financial consultant fees for the Company and for Committee representatives.

6. Accounts Payable, Accrued Expenses and Other Liabilities

        To the Company's knowledge, all undisputed post-petition trade payables are current and all premiums for insurance policies, including all workers' compensation and disability insurance policies, required to be paid are fully paid as of June 30, 2004.

        As stated in Note 1, the Company is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements should be supplemented or otherwise amended. Management is currently performing a review to substantiate the completeness of all liabilities. Such review is ongoing and may result in additional adjustments to the accompanying unaudited consolidated financial statements.

7. Preferred Stock

        In accordance with the accounting direction provided in SOP 90-7, the Company has discontinued accruing for its preferred stock dividends as of June 25, 2002, the filing date of the Chapter 11 cases. Had the Company not filed voluntary petitions under Chapter 11 of the Bankruptcy Code, preferred stock dividends would have been $5,750 and $138,000 for the respective one and twenty-four month periods ended June 30, 2004.

        On August 11, 2003, the Debtors initiated an adversary proceeding against the holders of various series of preferred stock of Adelphia (the "Preferred Stockholders"), seeking, among other things, to enjoin the Preferred Stockholders from exercising certain purported rights to elect directors to the Board of Directors due to Adelphia's failure to pay dividends and alleged breaches of debt-like covenants contained in the Certificates of Designations relating to the preferred stock. On August 13, 2003, certain of the Preferred Stockholders filed an action in the Delaware Chancery Court seeking a declaratory judgment of their purported right to appoint two directors to the Board of Directors (the "Delaware Action"). On August 13, 2003, the Bankruptcy Court granted the Debtors a temporary restraining order, which, among other things, stayed the Delaware Action and temporarily enjoined the Preferred Stockholders from exercising their purported rights to elect directors to the Board of Directors. Thereafter, the Delaware Action was withdrawn.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

8. Intercompany Receivables and Payables

        The accompanying unaudited consolidated financial statements include intercompany receivables and payables related to all of Adelphia's majority-owned subsidiaries and subsidiaries that are at least 50% owned and controlled by the Company. The intercompany receivables and payables are presented at the gross amount with the total receivables balance included in assets and the total intercompany payables balance included in liabilities in the accompanying unaudited consolidated balance sheet. Intercompany payables have been segregated between pre- and post- bankruptcy petition and none of the intercompany balances have been collateralized (other than certain post-bankruptcy petition intercompany receivables that are required to be collateralized under the terms of the Extended DIP Facility until such time as such intercompany receivables are paid). The intercompany balances do not net to zero as the Non-Filing Entities and CMLCV have not been included in the accompanying consolidated financial statements, as discussed in Note 1.

9. Related Party Receivables and Payables

        Related party receivables and payables represent advances to and payables from certain related parties, including TelCove and entities owned and/or controlled by the Rigas Family. Related party receivables and payables are presented at the gross amount with the total receivable balance included in assets and the payables included in the liabilities in the accompanying unaudited consolidated balance sheet. Related party payables have been segregated between pre- and post-bankruptcy petition, and none of the related party balances have been collateralized. Management is continuing to evaluate the proper classification and recoverability of related party receivables and may record reserves against such receivables in the future.

10. Cash and Cash Equivalents and Restricted Cash

        The Company considers all highly liquid investments with a maturity date of three months or less to be cash equivalents.

        As of June 30, 2004, the Company has restricted cash of $29,159 for the payment of franchise obligations, as required by an agreement with the Company's insurance provider. Also included in restricted cash is $3,591 related to revenue received from customers which was placed in trust as a result of a dispute arising from the acquisition of certain cable systems from Verizon Media Ventures, Inc. The remainder of the restricted cash balance consists of cash collateral supporting obligations under certain of the Company's franchise agreements and surety bonding obligations.

11. Subscriber Receivables

        Subscriber receivables consist of monthly amounts due from the Company's customers and are reported net of allowance for doubtful accounts of $14,302.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

12. Prepaid Expenses and Other Assets—Net

        Included in other assets—net are unamortized deferred financing fees of $154,981 relating to pre-petition debt obligations. Such amounts are not currently being amortized. See Note 4 to these unaudited consolidated financial statements for further discussion. SOP 90-7 requires that in cases where the underlying debt becomes an allowed claim and the allowed claim differs from the net carrying amount of the debt, the amount of the debt will be adjusted for any unamortized deferred loan fees to equal the value of the allowed claim. Any gain or loss from such adjustments to the underlying debt as compared to the allowed claim will be reflected in the statement of operations.

13. Other-than-Temporary Impairment of Investments, Long-Lived Assets and Certain Other Assets

        As discussed in Note 1, the Company is reviewing its books and records and other information on an ongoing basis to determine whether the accompanying unaudited consolidated financial statements should be supplemented or otherwise amended. Additionally, as discussed in Note 1, PwC has not completed its audit as of and for the years ended December 31, 2003, 2002 and 2001 or its re-audit as of and for the years ended December 31, 2000 and 1999. The Company is performing an evaluation of impairment related to several investments and long-lived and certain other assets. This evaluation includes a review of the accounting treatment when the transaction originated and a review of the accounting subsequent to the date of origination, including periodic evaluations for impairment. These evaluations may result in adjustments to the unaudited consolidated financial results contained herein and financial statements as of and for the periods ended December 31, 2003, 2002, 2001, 2000 and 1999. The adjustments may be material to these periods.

        Listed below are certain investments and other assets for which (with the exception of property, plant and equipment and intangible assets) the Company has recorded an asset impairment charge during the twenty-four month period ended June 30, 2004. All adjustments to be made to prior periods as a result of the Company's restatement of prior year financial statements have not been reflected in the unaudited consolidated financial statements contained herein pending the completion of the audit as of and for the years ended December 31, 2003, 2002 and 2001 and the re-audits as of and for the years ended December 31, 2000 and 1999.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

        The tables below present the impairment of long-lived and other assets and other than temporary impairment of investments and other assets that have been recorded by the Company since July 1, 2002.

Twenty-four Months Ended June 30, 2004
Impairment of Long-Lived and Other Assets:
Internal Operations, Call Center and Billing System	$63,910
Competitive Local Exchange Carriers	8,224

$72,134

Other-than-Temporary Impairment of Investments and Other Assets:
Buffalo Sabres	68,612
Interactive Digital TV Investments	1,697
Praxis Capital Ventures, L.P.	2,600

$72,909

Internal Operations, Call Center and Billing System

        From 1998 through mid-2002, the Company was developing an internal operations, call center and billing system known as "Convergence." After careful evaluation of the functionality and usability of Convergence, the Company decided not to pursue continued rollout and terminated additional funding for the system. In October 2002, the Company recognized an impairment charge related to the abandonment of the Convergence system in the amount of $63,910. Additional adjustments totaling $7,610 were recorded in October to reclassify payroll and other operating expenses improperly capitalized during 2002. The Company's remaining investment in this system of approximately $30,000 will be adjusted in connection with the restatement of its prior year financial statements.

Closure of the CLECs

        In August 2002, the Company filed a motion with the Bankruptcy Court for approval to close operations in 14 markets that were served by the Company's CLECs. The CLECs provided local telephone service to certain geographic markets and competed with local telephone exchange carriers. The Company's Board of Directors approved the closure, and approval was granted by the Bankruptcy Court by order dated September 25, 2002. The Company expects that, in connection with the restatement of its financial statements for prior periods, the property, plant and equipment associated with these CLECs will be written down by approximately $100,000. The remaining net book value of the property, plant and equipment of approximately $20,000 was depreciated over its estimated remaining useful life beginning in November 2002 through April 2003. Furthermore, in November 2002, the Company recognized an additional impairment of $6,873 on certain of its CLEC assets and recorded a reserve on its CLEC trade accounts receivables of $1,351.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Buffalo Sabres

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002, the Company had entered into various arrangements with Niagara Frontier Hockey, L.P. ("NFHLP"), a Delaware limited partnership owned by the Rigas Family. Among other assets, NFHLP owned the Buffalo Sabres, a National Hockey League team. The Company made approximately $165,000 of loans and advances, including accrued interest, to NFHLP and its subsidiaries. In November 2002, the Company recognized impairments of those loans and advances of $31,447. On January 13, 2003, NFHLP and certain of its subsidiaries (the "Niagara Debtors") filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Western District of New York (the "NFHLP Bankruptcy Court").

        On or about March 13, 2003, certain of the Niagara Debtors entered into an Asset Purchase Agreement with Hockey Western New York LLC for the sale of certain assets and assumption of certain liabilities of NFHLP. In March 2003, the Company recognized an additional impairment of $37,922 as a result of the then pending sale of certain assets, including the Buffalo Sabres, and assumption of certain liabilities of NFHLP. On April 23, 2003, the sale was completed. The Company did not recover any of its loans and advances in NFHLP from such sale. The March 2003 impairment charge, combined with the November 2002 charge, and with anticipated adjustments related to restatement of the Company's prior year financial statements, completely wrote off the Company's loans and advances in NFHLP and its subsidiaries. On or about August 14, 2003, the NFHLP Bankruptcy Court approved the Niagara Debtors' Disclosure Statement. On September 25, 2003, the NFHLP Bankruptcy Court approved the NFHLP joint plan of liquidation. The Niagara Debtors filed a complaint, dated November 4, 2003, against, among others, the Company and the Creditors' Committee seeking to enforce certain purported rights against the Company and the Creditors' Committee related to the waiver of the Company's claims. Certain of the Niagara Debtors' prepetition lenders have intervened and filed cross-claims against the Company and the Creditors' Committee. A hearing on the complaint or the cross-complaint has not been scheduled.

Interactive Digital TV Investments

        The Company has investments in interactive digital TV product ventures. In December 2002, the Company recognized a loss of $1,697 for declines in investment value deemed other than temporary.

Praxis Capital Ventures, L.P.

        As disclosed in the Company's Current Report on Form 8-K filed on May 24, 2002 the Company entered into certain transactions with Praxis Capital Partners, LLC ("Praxis Capital"), a Delaware limited liability company and Praxis Capital Management, LLC, a Delaware limited liability company, through Praxis Capital Ventures, L.P. ("PCVLP"), a Delaware limited partnership in which ACC Operations, Inc. (a wholly-owned Company subsidiary) is a 99.5% Limited Partner. Formed in June 2001, PCVLP focused on private equity investments in the telecommunications market. At June 30, 2002, the net book value of the Company's portion of these investments was approximately $1,247. In addition, the Company had recorded $1,053 of prepaid management service fees to PCVLP. The Company has recorded reserves totaling $2,600 related to PCVLP. The Company is continuing to evaluate the PCVLP investments, which consist primarily of investments in private companies whose securities have no actively traded market. By order dated October 20, 2003, the Debtors rejected the partnership agreement with Praxis Capital.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

        Peter L. Venetis, the son-in-law of John J. Rigas and a former director of the Company, is the managing director of Praxis Capital Management, LLC.

Devon Mobile Communications, L.P.

        Pursuant to the Agreement of Limited Partnership of Devon Mobile Communications, L.P. ("Devon Mobile"), dated as of November 3, 1995, the Company owned a 49.9% limited partnership interest in Devon Mobile, a Delaware limited partnership which, through its subsidiaries, held licenses to operate regional wireless telephone businesses in several states. Devon Mobile had certain business and contractual relationships with the Company and with former subsidiaries or divisions of the Company that were spun-off as TelCove in January 2002. In late May 2002, the Company notified Devon G.P., Inc., the General Partner of Devon Mobile, that it would likely terminate certain discretionary operational funding to Devon Mobile. In July 2002, the Company understood that its former subsidiary, TelCove, elected to terminate certain services significant to Devon Mobile's operations. Devon Mobile filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court (the "Devon Bankruptcy Court") on August 19, 2002. In July 2002, the Company recorded an asset impairment reserve against the investment in and receivables from Devon Mobile of $1,221 and $53,646, respectively. In November 2002, the Company refined its evaluation of exposure to Devon Mobile and recorded additional impairments of $51,087, which related primarily to the Company's guarantee of certain obligations of Devon Mobile, other receivables from Devon Mobile, and an incremental investment in Devon Mobile that is expected to result from the Company's restatement of prior year financial information. All such impairments are included in equity in losses of affiliates—net in the accompanying unaudited consolidated statements of operations. As of November 2002, the Company has fully reserved for its investment and receivables in Devon Mobile.

        On January 17, 2003, the Company filed proofs of claim against Devon Mobile and its subsidiaries for approximately $130,100 in debt and equity claims, as well as an additional claim of approximately $34,000 relating to its guarantee of certain Devon Mobile obligations (collectively, the "Company Claims"). On June 23, 2003, Devon filed a disclosure statement for the joint plan of liquidation (the "Disclosure Statement"). On or about July 25, 2003, the Devon Bankruptcy Court approved the Disclosure Statement. By order dated October 1, 2003, the Devon Bankruptcy Court confirmed Devon's first amended joint plan of liquidation (the "Devon Plan"). The Devon Plan went effective on October 17, 2003, at which time the Company's limited partnership interest in Devon Mobile was extinguished. According to the Disclosure Statement, Devon Mobile and the Official Committee of Unsecured Creditors appointed in the Devon Mobile chapter 11 cases disagree with the Company Claims and intend to file an objection seeking an order eliminating such claims in their entirety. As of the date hereof, Devon Mobile has not objected to the Company Claims. On or about January 8, 2004, Devon Mobile filed proofs of claim in the Company's Chapter 11 cases in respect of, among other things, certain transfers alleged to be made by Devon Mobile to the Company prior to the commencement of the Company's Chapter 11 cases (the "Devon Claims"). On May 20, 2004, the Company and Devon Mobile filed a stipulation in the Company's Chapter 11 cases granting Devon Mobile limited relief from the automatic stay to (i) file a complaint against the Company in respect of the Devon Claims and (ii) file objections to the Company Claims in the Devon Bankruptcy Court (the "Devon Stay Stipulation"). The Devon Stay Stipulation was approved by the Bankruptcy Court on June 10, 2004. On June 21, 2004, Devon Mobile filed a complaint in the Company's Chapter 11 cases in respect of the the Devon Claims.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

Property, Plant and Equipment, and Intangible Assets

        As stated previously, the Company's property, plant and equipment and intangible assets are currently being evaluated by management for asset impairment and other issues. These issues include the ownership of assets, prior capitalization policies, estimated useful lives, amounts allocated to specific assets in connection with acquisitions, and impairment. The complete results of these evaluations are unknown at this time but could result in material adjustments to the net book value of property, plant and equipment and intangible assets at December 31, 2003, 2002, 2001, 2000 and 1999, as well as results of operations for the periods then ended.

        As more fully discussed in Note 3, the Company has corrected many of its erroneous accounting policies and practices for PP&E with respect to the accounting for Capitalized Costs and Capitalized Installation and Construction Activities for the eighteen months ended June 30, 2004. The Company is continuing its review of the historical books and records and other information; accordingly, these issues should not be considered the only issues related to these assets that are under evaluation by the Company, and the Company reserves the right to amend, update or supplement this information.

14. Net Loss Per Weighted Average Share of Common Stock

        Basic net loss per weighted average share of common stock is computed based on the weighted average number of common shares outstanding after giving effect to dividend requirements on the Company's preferred stock (see Note 7). Diluted net loss per common share is equal to basic net loss per common share because the Company's convertible preferred stock and outstanding stock options do not have a dilutive effect for the periods presented. In the future, however, the convertible preferred stock and outstanding stock options could have a dilutive effect on earnings per share.

15. Supplemental Cash Flow Information

        Cash payments for interest were $29,250 and $764,953 for the one and twenty-four month periods ended June 30, 2004, respectively. Included in these amounts are cash payments made by the Company on behalf of the Rigas family entities of $11,896 and $324,112 for the one and twenty-four month periods ended June 30, 2004, respectively, for interest on the co-borrowing credit facilities. Such payments are included in the related party receivables and payables, net in the accompanying unaudited consolidated statements of cash flows.

16. EBITDA

        The following is a summary of Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") from the accompanying unaudited consolidated statements of operations for the one and twenty-four month periods ended June 30, 2004. EBITDA is an alternative performance measure that is customarily used by companies that own, operate and manage cable television systems and other related telecommunications businesses. Management believes that EBITDA provides an alternative measure that is useful in evaluating the Company's liquidity. EBITDA is not a performance measure in accordance with GAAP and the use of EBITDA is not meant to replace or supercede any information presented in accordance with GAAP.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

        Presented below is a reconciliation of EBITDA to net loss and net cash provided by operating activities as presented in the accompanying unaudited consolidated financial statements.

        Reconciliation of EBITDA to Net loss from continuing operations:

	Month Ended June 30, 2004	Twenty-four Months Ended June 30, 2004
EBITDA	$92,689	$1,553,525
Adjustments to reconcile EBITDA to net loss from continuing operations:
Depreciation and amortization	(90,217)	(1,844,112)
Interest expense	(27,431)	(806,894)
Income tax benefit	—	35

Net loss from continuing operations	$(24,959)	$(1,097,446)

        Reconciliation of EBITDA to Net Cash Provided by Operating Activities

	Month Ended June 30, 2004	Twenty-four Months Ended June 30, 2004
EBITDA	$92,689	$1,553,525
Adjustments to reconcile EBITDA to net cash provided by operating activities:
Amortization of bank financing costs	2,322	43,361
Impairment of long-lived and other assets	—	72,134
Other-than-temporary impairment of investments and other assets	—	72,909
Minority interest in losses of subsidiaries—net	(6,459)	(21,598)
Equity in losses of affiliates, net	224	108,453
Gain on sale of assets—net	—	(8,642)
Depreciation, amortization and other non-cash items from discontinued operations	—	46,366
Other non-cash items	—	3,856
Reorganization expenses due to bankruptcy	5,403	174,498
Non-recurring professional fees, net of amounts paid	(5,527)	33,170
Change in Assets and Liabilities:
Subscriber receivables—net	(868)	(10,350)
Prepaid expenses—net	6,690	(1,072)
Other assets—net	(5,576)	(59,901)
Accounts payable	(19,268)	14,408
Subscriber advance payments and deposits	17,393	30,505
Accrued interest and other liabilities	11,660	250,910
Liabilities subject to compromise	—	(106,117)
Intercompany receivables and payables—net	459	(22,120)
Reorganization expenses paid during the period	(9,884)	(142,346)
Interest expense	(27,431)	(806,894)
Income tax benefit	—	35
Discontinued operations	—	(46,139)

Net cash provided by operating activities	$61,827	$1,178,951

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

17.   TelCove Spin-off and Bankruptcy Proceedings

        Adelphia Business Solutions, Inc., which currently conducts business under the name TelCove ("TelCove"), was a consolidated subsidiary of Adelphia as of December 31, 2001. TelCove owns, operates and manages entities which provide CLEC telecommunications services. On January 11, 2002, the Company distributed in the form of a dividend, all of the shares of common stock of TelCove owned by Adelphia to holders of Adelphia's Class A and Class B common stock (the "Spin-off"). As a result of the Spin-off, the Rigas Family held a majority of the total voting power of TelCove common stock. The distribution of TelCove common stock was recorded on the date of the Spin-off. Accordingly, the accompanying unaudited consolidated financial statements do not include the accounts of TelCove. On March 27, 2002, TelCove and certain of its direct subsidiaries filed voluntary petitions to reorganize under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). On December 19, 2003, the Bankruptcy Court entered an order confirming TelCove's Modified Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated December 18, 2003.

        Prior to the TelCove Spin-off (and in some circumstances following the TelCove Spin-off), Adelphia and TelCove (i) shared certain collocation space, real property interests, fiber-optic cable assets, strands and network infrastructure and related equipment (collectively, the "Shared Assets"); (ii) engaged in joint undertakings, including the construction and overlash of fiber-optic cable networks and facilities, necessary for the construction and operation of a telecommunications network and cable network; and (iii) provided one another with certain services that are or were crucial to the operation of each other's businesses (the "Shared Services").

        In order to reduce the Company's dependence on TelCove for access to certain collocation space, real property interests, fiber-optic cable assets, strands and network infrastructure and related equipment shared by the Company and TelCove (the "Shared Assets") and certain services, provided by the Company and TelCove to one another that are or were crucial to the operation of each others' businesses (the "Shared Services"), as well as to gain operational independence from TelCove and validate and memorialize the ownership of the Shared Assets, on December 3, 2003, the Debtors and TelCove entered into a Master Reciprocal Settlement Agreement pursuant to which the parties, among other things, memorialized their agreement relating to their ownership and use of the Shared Assets. On March 23, 2004, the Bankruptcy Court approved the Master Reciprocal Settlement Agreement.

        In the TelCove plan of reorganization and the related disclosure statement, TelCove alleged that it had substantial claims against the Company totaling more than $1,000,000 (the "Alleged Claims"). On November 25, 2003, the Company filed a proof of claim for administrative expenses against TelCove in the approximate amount of $71,000 (collectively, "Adelphia's Administrative Claims").

        On February 21, 2004, the parties executed a global settlement agreement (the "Global Settlement") which resolves, among other things, the Alleged Claims, Adelphia's Administrative Claims, and TelCove's alleged counterclaims and defenses thereto. The Global Settlement provides that on the closing date, the Company will transfer to TelCove certain settlement consideration, including, $60,000 in cash, plus an additional payment of up to $2,500 related to certain outstanding payables, as well as certain vehicles, real property and intellectual property licenses used in the operation of TelCove's businesses. Additionally, the parties will execute various annexes to the Global Settlement which provide, among other things, for (i) a five-year business commitment to TelCove by the Company; (ii) future use by TelCove of certain fiber capacity in assets owned by the Company and (iii) the mutual release by the parties from any and all liabilities, claims and causes of action which either party has or may have against the other party. Finally, the Global Settlement provides for the transfer by the Company to TelCove of certain CLEC market assets together with the various licenses, franchises and permits related to the operation and ownership of such assets. On March 23, 2004, the Bankruptcy Court approved the Global Settlement.

        On April 7, 2004, the Company paid $57,941 to TelCove and transferred the economic risks and benefits of the CLEC market assets to TelCove pursuant to the terms of the Global Settlement. The transfer of the CLEC market assets will be formalized upon receipt of regulatory approvals. An additional $2,594 is payable to TelCove pursuant to the Global Settlement subject to the release of certain claims.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

18.   Century-ML Cable Venture Bankruptcy Filing

        On September 30, 2002, CMLCV, a 50/50 joint venture between Century and ML Media Partners, L.P. ("ML Media") filed a voluntary petition to reorganize under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. This bankruptcy proceeding is administered separately from that of Adelphia. CMLCV is operating its business as a debtor-in-possession and is continuing to serve its subscribers in three communities in Puerto Rico. At this time, CMLCV is expected to generate sufficient cash to fund foreseeable operations and capital requirements. The CMLCV Chapter 11 filing is not expected to have a material impact on the operations of CMLCV's subsidiary, Century-ML Cable Corporation, which serves communities in Puerto Rico.

        CMLCV, since October 2002, has been filing a separate monthly operating report with the Bankruptcy Court. As more fully disclosed in CMLCV's separate Monthly Operating Report, there is litigation pending in the Bankruptcy Court between ML Media and CMLCV, Century, the Company and Highland Holdings, L.P. ("Highland"), a Rigas Family partnership. In connection with the parties' December 13, 2001 Leveraged Recapitalization Agreement ("Recap Agreement"), there is a pre-petition dispute relating primarily to an alleged secured obligation in the amount of $279,800 to ML Media for its 50% ownership in CMLCV. If there is an adverse outcome against the Company relating to this litigation, the Company may be required to pay $279,800 to ML Media for its 50% ownership in CMLCV, as well as interest and other amounts that may result from the outcome of this litigation, or Century may be required to surrender its 50% ownership in CMLCV to ML Media. A hearing was held on September 24, 2002, and a decision was rendered on January 17, 2003, wherein the Bankruptcy Court; (i) denied all of the parties' motions for summary judgment on the issue of whether there has been an acceleration of the September 30, 2002 closing date under the Recap Agreement, except that the Bankruptcy Court (ii) found "as a matter of law, that, assuming that the Recap Agreement is enforceable, payment by the Company was due on September 30, 2002 and payment by Adelphia, Century and Highland was due on October 1, 2002, one day later, and that, having failed to make payment, each of the Company, Century and Highland is now in default." The Bankruptcy Court granted summary judgment only to such extent.

        In a decision and order dated March 31, 2003, the Bankruptcy Court denied ML Media's request to become manager of CMLCV's cable systems. In a decision and order dated April 21, 2003, the Bankruptcy Court denied ML Media's motion to dismiss the CMLCV bankruptcy petition, rejecting ML Media's claim that Century improperly filed the petition without ML Media's consent. On September 5, 2003, a hearing was held to determine whether ML Media's motions to dismiss and for summary judgment should be granted. Although the Bankruptcy Court has not yet issued a written decision on the motions, at a status conference held on April 15, 2004, the Court announced that it would be issuing a decision in which it would (a) dismiss all of the counterclaims of Adelphia and Century except for aiding and abetting of a breach of fiduciary duties, and (b) dismiss all of the Venture's counterclaims except for constructive fraudulent conveyance. On September 17, 2003, the Bankruptcy Court entered an order authorizing Adelphia's and Century's rejection of the Recap Agreement.

        On May 12, 2003, the Bankruptcy Court directed ML Media, Century, Adelphia and Highland to enter into mediation to resolve the dispute. Settlement discussions between Adelphia and ML Media are continuing.

        No accrual for the outcome of the above described litigation is included in the accompanying unaudited financial statements.

        By order dated December 2, 2003, the Bankruptcy Court established a bar date for filing proofs of claim against CMLCV's estate of January 15, 2004 at 5:00 P.M. (Eastern Time).

        On March 17, 2004, ML Media presented a non-binding written indication of interest (the "Vaughn Indication of Interest") for the acquisition of 100% of CMLCV by an investor group led by James C. Vaughn (the "Vaughn Group"). The Vaughn Indication of Interest contemplated a purchase price, subject to adjustment as a result of due diligence, of $625 million, plus the amount of CMLCV's working capital at closing, less the remaining cost of the pending rebuild of CMLCV's cable systems. Century was not involved in the negotiation of the Vaughn Indication of Interest and neither Century nor ML Media is bound by it. On April 13, 2004, Century and the Vaughn Group entered into a confidentiality agreement with respect to the delivery of due diligence materials. At a status conference on April 15, 2004, the Bankruptcy Court instructed Century to begin delivery of due diligence materials to the Vaughn Group and Century has been delivering such materials in accordance with its instructions. ML Media and Century are also exploring other potential transactions relating to CMLCV.

ADELPHIA COMMUNICATIONS CORPORATION, et. al.

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

19.   Statistical information

        The table below provides information on the number of basic customers, digital customers and high speed internet customers as of June 30, 2004 and May 31, 2004. As further described in its Current Report on Form 8-K filed May 25, 2003, the Company corrected the methodology for calculating customers previously used; therefore, the customer data set forth below may not be comparable to customer data reported prior to such correction.

	Filing Entities	Brazil	CMLCV and St. Marys	Rigas Entities	Total
June 30, 2004:
Basic customers	4,957,219	48,000	143,338	232,172	5,380,729
Digital customers	1,864,555	—	67,233	83,558	2,015,346
High speed internet customers	1,164,310	3,769	3,492	69,595	1,241,166

Total revenue generating units	7,986,084	51,769	214,063	385,325	8,637,241

May 31, 2004:
Basic customers	4,973,177	48,000	142,760	233,037	5,396,974
Digital customers	1,842,198	—	67,026	82,296	1,991,520
High speed internet customers	1,140,970	3,769	2,957	68,455	1,216,151

Total revenue generating units	7,956,345	51,769	212,743	383,788	8,604,645

        The table below provides information on the percentage of homes passed which have been rebuilt to a bandwidth of 550 MHZ two-way or greater as of June 30, 2004.

Filing Entities	Brazil	CMLCV and St. Marys	Rigas Entities	Total
94.8%	99.4%	36.6%	99.4%	93.4%

20.   Bankruptcy Court Reporting Schedules

        The Bankruptcy Court reporting schedules included in this report beginning on page 27 are for the period from June 1 through June 30, 2004 and have been prepared for the purpose of filing with the Bankruptcy Court and are not required by GAAP. The accompanying Bankruptcy Court reporting schedules, as with all other information contained herein, have been obtained from the books and records of the Company and are unaudited.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Summary

	For the Month Ended June 30, 2004	Reference
Gross wages paid	$46,854,222	Schedule I
Employee payroll taxes withheld	10,754,729	Schedule I
Employer payroll taxes due	3,510,346	Schedule I
Payroll taxes paid*	22,084,577	Schedule II*
Sales and other taxes due	6,876,142	Schedule III
Gross taxable sales	85,260,891	Schedule III
Real estate and personal property taxes paid	610,312	Schedule IV
Sales and other taxes paid	6,546,275	Schedule V
Cash disbursements	377,781,482	Schedule VI
Insurance coverage	N/A	Schedule VII

*
The amount reported above for payroll taxes paid is based upon the date paid and not the date due.

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule I

Court Reporting schedules for Payroll and Payroll Taxes
for the Month Ended June 30, 2004

Week Ending Date	Gross Wages Paid	Employee Payroll Taxes Withheld	Employer Payroll Taxes Due
June 11, 2004	22,495,529	4,948,321	1,654,944
June 25, 2004	24,358,693	5,806,408	1,855,402

Total	46,854,222	10,754,729	3,510,346

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Schedule II	Page 1 of 3
Court Reporting schedules for Payroll Taxes Paid for the Month Ended June 30, 2004
Payee	Payroll Taxes Paid	Payment Date
INTERNAL REVENUE SERVICE	6,168,056	06/01/04
STATE OF ALABAMA	4,697	06/01/04
STATE OF ARIZONA	2,752	06/01/04
STATE OF CALIFORNIA	196,922	06/01/04
STATE OF COLORADO	60,936	06/01/04
STATE OF CONNECTICUT	10,161	06/01/04
STATE OF GEORGIA	7,094	06/01/04
STATE OF IDAHO	5,180	06/01/04
STATE OF INDIANA	1,012	06/01/04
STATE OF KANSAS	386	06/01/04
STATE OF KENTUCKY	22,440	06/01/04
STATE OF MASSACHUSETTS	27,797	06/01/04
STATE OF MARYLAND	16,646	06/01/04
STATE OF MAINE	27,654	06/01/04
STATE OF MICHIGAN	398	06/01/04
STATE OF NORTH CAROLINA	13,284	06/01/04
STATE OF NEW YORK	114,586	06/01/04
STATE OF OHIO	78,500	06/01/04
STATE OF OKLAHOMA	370	06/01/04
STATE OF PENNSYLVANIA	96,366	06/01/04
STATE OF SOUTH CAROLINA	3,373	06/01/04
STATE OF VIRGINIA	69,508	06/01/04
STATE OF VERMONT	16,426	06/01/04
STATE OF WISCONSIN	712	06/01/04
STRONG CAPITAL MANAGEMENT	545,546	06/01/04
INTERNAL REVENUE SERVICE	5,767,507	06/14/04
STATE OF ARIZONA	2,207	06/14/04
STATE OF CALIFORNIA	167,456	06/14/04
STATE OF COLORADO	58,646	06/14/04
STATE OF CONNECTICUT	10,973	06/14/04
STATE OF GEORGIA	6,684	06/14/04
STATE OF IDAHO	4,586	06/14/04
STATE OF INDIANA	993	06/14/04
STATE OF KANSAS	347	06/14/04
STATE OF KENTUCKY	21,648	06/14/04
STATE OF MASSACHUSETTS	24,832	06/14/04
STATE OF MARYLAND	12,127	06/14/04
STATE OF MAINE	24,555	06/14/04
STATE OF NORTH CAROLINA	12,759	06/14/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Schedule II	Page 2 of 3
Court Reporting schedules for Payroll Taxes Paid for the Month Ended June 30, 2004
Payee	Payroll Taxes Paid	Payment Date
STATE OF NEW YORK	111,017	06/14/04
STATE OF OHIO	71,939	06/14/04
STATE OF OKLAHOMA	350	06/14/04
STATE OF PENNSYLVANIA	93,402	06/14/04
STATE OF SOUTH CAROLINA	2,935	06/14/04
STATE OF VIRGINIA	59,388	06/14/04
STATE OF VERMONT	14,435	06/14/04
STRONG CAPITAL MANAGEMENT	526,478	06/15/04
CENTRAL COLLECTION AGENCY	284	06/24/04
DIVISION OF UNEMPLOYMENT INSURA	31	06/24/04
ASHTABULA INCOME TAX	436	06/25/04
CENTRAL COLLECTION AGENCY	29,377	06/25/04
CITY OF CHILLICOTHE	3,716	06/25/04
CITY OF CLEVELAND HEIGHTS	4,374	06/25/04
CITY OF DANVILLE	384	06/25/04
VILLAGE OF GREENWOOD	314	06/25/04
JOHN LOHMAN	70	06/25/04
CITY OF HUNTINGTON	212	06/25/04
LORAIN CITY TAX	2,070	06/25/04
CITY OF MACEDONIA	2,147	06/25/04
CITY OF MARION	886	06/25/04
MISSISSIPPI STATE TAX COMMISSN	2,845	06/25/04
MONTANA DEPARTMENT OF REVENUE	827	06/25/04
CITY OF NEWARK	3,788	06/25/04
DIRECTOR OF FINANCE	207	06/25/04
OREGON DEPARTMENT OF REVENUE	76	06/25/04
TREASURER CITY OF OWENSBORO	584	06/25/04
CITY OF PITTSBURGH	1,376	06/25/04
RITA	8,383	06/25/04
SCHOOL DISTRICT INCOME TAX	2,689	06/25/04
UTAH STATE TAX COMMISSION	299	06/25/04
WEST VIRGINIA DEPT OF TAX & REV	18,913	06/26/04
INTERNAL REVENUE SERVICE	6,693,892	06/28/04
STATE OF ARIZONA	2,722	06/28/04
STATE OF CALIFORNIA	202,679	06/28/04
STATE OF COLORADO	68,819	06/28/04
STATE OF CONNECTICUT	10,382	06/28/04
STATE OF GEORGIA	10,648	06/28/04
STATE OF IDAHO	5,122	06/28/04
STATE OF INDIANA	1,064	06/28/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Schedule II	Page 3 of 3
Court Reporting schedules for Payroll Taxes Paid for the Month Ended June 30, 2004
Payee	Payroll Taxes Paid	Payment Date
STATE OF KANSAS	396	06/28/04
STATE OF KENTUCKY	24,040	06/28/04
STATE OF MASSACHUSETTS	28,944	06/28/04
STATE OF MARYLAND	16,465	06/28/04
STATE OF MAINE	28,532	06/28/04
STATE OF MICHIGAN	268	06/28/04
STATE OF NORTH CAROLINA	13,553	06/28/04
STATE OF NEW YORK	121,015	06/28/04
STATE OF OHIO	83,973	06/28/04
STATE OF OKLAHOMA	372	06/28/04
STATE OF PENNSYLVANIA	102,023	06/28/04
STATE OF SOUTH CAROLINA	4,557	06/28/04
STATE OF VIRGINIA	75,263	06/28/04
STATE OF VERMONT	18,695	06/28/04
STATE OF WISCONSIN	799	06/28/04
TOTAL	22,084,577

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Schedule III	Page 1 of 7
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended June 30, 2004
Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
ADAIR COUNTY BOARD OF EDUCATION	$20	$669
ALABAMA DEPT. OF REVENUE	259	4,323
ANDERSON COUNTY SCHOOL DISTRICT	92	3,052
ARIZONA DEPARTMENT OF REVENUE	28	1,139
ARKANSAS DEPARTMENT OF REVENUE	—	5
ASHLAND INDEPENDENT BOARD OF EDUCATION	11,743	391,434
BANK OF AMERICA	344	—
BARREN COUNTY BOARD OF EDUCATION	13	420
BATH COUNTY SCHOOL DISTRICT	556	18,537
BEREA COUNTY SCHOOL DISTRICT	2,445	81,504
BOARD OF EQUALIZATION	203	A
BOARD OF EQUALIZATION	168	2,206
BOARD OF EQUALIZATION	304	3,839
BOURBON COUNTY SCHOOL DISTRICT	374	12,459
BOYD COUNTY SCHOOL DISTRICT	3,129	104,312
BOYLE COUNTY SCHOOL DISTRICT	1,685	56,169
BRACKEN COUNTY BOARD OF EDUCATION	13	433
BREATHITT COUNTY SCHOOL DISTRICT	1,051	35,059
BRECKINRIDGE COUNTY BOARD OF EDUCATION	844	27,554
BUREAU OF TAXATION	77	1,543
BURGIN INDEPENDENT BOARD OF EDUCATION	325	10,831
BUTLER COUNTY SCHOOL DISTRICT	57	1,900
CARTER COUNTY SCHOOL DISTRICT	723	24,100
CCHCF-A	42	—
CHCF-B	541	24,573
CITY O F MONTEREY	1	18
CITY OF ALAHAMBRA	2	35
CITY OF ALBION	324	6,476
CITY OF ALGOURA HILLS	12	239
CITY OF ARCADIA	10	197
CITY OF BALDWIN PARK	4,623	154,091
CITY OF BALDWIN PARK	5	165
CITY OF BEAUMONT	2,710	90,337
CITY OF BELLEVUE	—	2
CITY OF BOTHELL	2	32
CITY OF BRAWLEY	7,398	184,957
CITY OF BRAWLEY	3	68
CITY OF BURBANK	4	62

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Schedule III	Page 2 of 7
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended June 30, 2004
Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF CALABASAS	1	13
CITY OF CHARLOTTESVILLE	57,800	578,000
CITY OF CHULA VISTA	—	1
CITY OF CLAREMONT	34	626
CITY OF COLFAX	1	20
CITY OF COLORADO SPRINGS	164	6,575
CITY OF COLTON	5	137
CITY OF COMPTON	1	13
CITY OF COVINA	—	1
CITY OF CULVER CITY	4	33
CITY OF DESERT HOT SPRINGS	6	113
CITY OF DOWNEY	—	—
CITY OF EL MONTE	3	48
CITY OF ELK GROVE	1	20
CITY OF FONTANA	40,288	805,759
CITY OF FONTANA	10	200
CITY OF GARDENA	—	5
CITY OF GLENDALE	2	33
CITY OF HAWTHORNE	1	21
CITY OF HERMOSA BEACH	17,563	292,716
CITY OF HOLTVILLE	1,732	34,645
CITY OF HOLTVILLE	—	4
CITY OF HUNTINGTON BEACH	—	10
CITY OF INDIO	1	16
CITY OF INGLEWOOD	5	49
CITY OF IRVINE	—	3
CITY OF ISSAQUAH	—	5
CITY OF KALAMA	5	78
CITY OF KELSO	6,360	105,996
CITY OF KIRKLAND	—	7
CITY OF LA HABRA	27,065	451,076
CITY OF LA HABRA	49	816
CITY OF LA VERNE	—	1
CITY OF LONG BEACH	4	64
CITY OF LONGVIEW	76	1,262
CITY OF LONGVIEW	21,840	363,992
CITY OF LOS ANGELES	708	7,072
CITY OF MAMMOTH LAKE	—	1
CITY OF MORENO VALLEY	58,766	979,431

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Schedule III	Page 3 of 7
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended June 30, 2004
Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF MORENO VALLEY	40	666
CITY OF NEW PORT	3	55
CITY OF NORWALK	3	54
CITY OF OAKLAND	1	10
CITY OF OLYMPIA	—	5
CITY OF PALM SPRINGS	1	17
CITY OF PALOUSE	1	17
CITY OF PALOUSE	603	8,609
CITY OF PASADENA	5	55
CITY OF PETERSBURG	20,249	101,246
CITY OF PICO RIVERA	9,670	193,391
CITY OF PICO RIVERA	8	160
CITY OF PLACENTIA	15,886	453,874
CITY OF PLACENTIA	3	79
CITY OF PORT HUENEME	9,113	227,828
CITY OF PORT HUENEME	1	15
CITY OF PORTERVILLE	1	12
CITY OF PULLMAN	17	214
CITY OF REDONDO BEACH	44,440	935,578
CITY OF REDONDO BEACH	85	1,796
CITY OF RIALTO	40,375	504,683
CITY OF RIALTO	31	382
CITY OF RIVERSIDE	5	70
CITY OF SALINAS	1	22
CITY OF SAN BERNARDINO	69,316	866,453
CITY OF SAN BERNARDINO	14	175
CITY OF SAN BUENAVENTURA	34,725	694,508
CITY OF SAN FRANCISCO	1	12
CITY OF SAN GABRIEL	—	3
CITY OF SAN LUIS OBISPO	—	1
CITY OF SANTA ANA	27	452
CITY OF SANTA BARBARA	—	—
CITY OF SANTA CRUZ	3	36
CITY OF SANTA MONICA	140,247	1,402,464
CITY OF SANTA MONICA	183	1,834
CITY OF SANTA ROSA	—	2
CITY OF SEAL BEACH	11	104
CITY OF SEATTLE	—	2
CITY OF SHORELINE	1	19

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Schedule III	Page 4 of 7
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended June 30, 2004
Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
CITY OF SIERRA MADRE	3	47
CITY OF SPOKANE	3	56
CITY OF STANWOOD	—	4
CITY OF TACOMA	—	2
CITY OF TORRANCE	1	14
CITY OF VANCOUVER	5	81
CITY OF VENTURA	10	198
CITY OF WAYNESBORO	28,242	282,417
CITY OF WENATCHEE	1	12
CITY OF WESTMINISTER	—	6
CITY OF WHITTIER	5	110
CITY OF WINCHESTER	17,045	170,446
CITY OF WINLOCK	—	8
CITY OF WOODLAND	4	77
CITY OF ZILLAH	—	2
CLARK COUNTY SCHOOL DISTRICT	156	5,215
CLAY COUNTY BOARD OF EDUCATION	13	421
CLOVERPORT INDEPENDENT SCHOOL DISTRICT	289	9,640
COLORADO DEPT. OF REVENUE	448	23,660
COLORADO DEPT. OF REVENUE	3,047	87,864
COMMISSIONER OF REVENUE SERVICES	310,372	5,911,861
COMMISSIONER OF REVENUE SERVICES	372,957	6,215,954
COMMONWEALTH OF MASSACHUSETTS	7,028	140,543
COMPTROLLER OF MARYLAND	822	16,451
COMPTROLLER OF MARYLAND	16,303	326,056
COMPTROLLER OF PUBLIC ACCOUNTS	10	333
COUNTY OF LOS ANGELES	180	3,604
COUNTY OF MONTGOMERY	8,946	89,456
COUNTY OF SACRAMENTO	—	5
CUMBERLAND COUNTY BOARD OF EDUCATION	14	456
DANVILLE INDEPENDENT SCHOOL DISTRICT	4,667	155,550
DAVIESS COUNTY BOARD OF EDUCATION	16,937	564,561
DAVIESS COUNTY SCHOOL DISTRICT	302	10,061
DES MOINES	1	24
ELLIOT COUNTY SCHOOL DISTRICT	472	15,744
ESTILL COUNTY BOARD OF EDUCATION	14	455
FAYETTE COUNTY SCHOOL DISTRICT	35	1,166
FLEMING COUNTY SCHOOL DISTRICT	21	700
FLORIDA DEPARTMENT OF REVENUE	3,367,028	24,130,706

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Schedule III	Page 5 of 7
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended June 30, 2004
Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
FLORIDA DEPARTMENT OF REVENUE	158,030	2,284,446
FRANKLIN COUNTY SCHOOL DISTRICT	107	3,576
GARRAD COUNTY SCHOOL DISTRICT	473	15,760
GARRARD COUNTY SCHOOL DISTRICT	36	1,183
GEORGIA DEPARTMENT OF REVENUE	16,982	256,041
HANCOCK COUNTY BOARD OF EDUCATION	940	31,336
HANCOCK COUNTY SCHOOL DISTRICT	29	962
HARLAN COUNTY SCHOOL DISTRICT	258	8,576
HARRISON COUNTY SCHOOL DISTRICT	2,499	83,275
HARRODSBURG INDEPENDENT BOARD OF EDUCATION	2,643	88,115
HENDERSON COUNTY BOARD OF EDUCATION	2,232	74,384
HENDERSON COUNTY SCHOOL DISTRICT	10	319
ID USF	25	—
IDAHO STATE TAX COMMISSION	4,375	68,483
IL DEPT OF REVENUE	3	595
INDIANA DEPARTMENT OF REVENUE	30,324	505,395
INTERNAL REVENUE SERVICE	74,352	2,478,294
JACKSON INDEPENDENT SCHOOLS	506	16,857
JESSAMINE COUNTY BOARD OF EDUCATION	7,495	249,830
JESSAMINE COUNTY SCHOOL DISTRICT	83	2,762
KANSAS DEPT. OF REVENUE	17,833	244,338
KENTUCKY REVENUE CABINET	1,930	32,166
KNOX COUNTY SCHOOL DISTRICT	11	353
LAUREL COUNTY SCHOOL DISTRICT	11,685	389,500
LAUREL COUNTY SCHOOL DISTRICT	216	7,211
LEE COUNTY SCHOOL DISTRICT	1,236	41,199
LESLIE COUNTY SCHOOL DISTRICT	961	32,022
LETCHER COUNTY BOARD OF EDUCATION	782	26,077
LETCHER COUNTY SCHOOL DISTRICT	23	770
LEWIS COUNTY BOARD OF EDUCATION	1,048	41,924
LEWIS COUNTY SCHOOL DISTRICT	125	5,007
LINCOLN COUNTY BOARD OF EDUCATION	1,291	43,038
LINCOLN COUNTY SCHOOL DISTRICT	22	738
LOGAN COUNTY SCHOOL DISTRICT	35	1,175
MADISON COUNTY SCHOOL DISTRICT	19,159	638,626
MAINE REVENUE SERVICES	291,120	5,822,389
MARION COUNTY BOARD OF EDUCATION	2,709	90,298
MARION COUNTY SCHOOL DISTRICT	35	1,162
MCLEAN COUNTY SCHOOL DISTRICT	911	30,359

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Schedule III	Page 6 of 7
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended June 30, 2004
Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
MCLEAN COUNTY SCHOOL DISTRICT	18	616
MENIFEE COUNTY SCHOOL DISTRICT	309	10,301
MERCER COUNTY SCHOOL DISTRICT	1,878	62,596
MINNESOTA DEPARTMENT OF REVENUE	3	182
MISSISSIPPI STATE TAX COMMISSION	22,723	324,613
MISSISSIPPI STATE TAX COMMISSION	1,643	23,467
MONTGOMERY COUNTY SCHOOL DISTRICT	85	2,838
MORGAN COUNTY SCHOOL DISTRICT	1,829	60,975
NC DEPARTMENT OF REVENUE	15,911	217,614
NECA KUSF	14	279
NECA PAUSF	1,367	—
NECA VUSF	261	20,579
NELSON COUNTY BOARD OF EDUCATION	1,404	46,801
NELSON COUNTY SCHOOL DISTRICT	12	409
NICHOLAS COUNTY SCHOOL DISTRICT	347	11,564
NICHOLAS COUNTY SCHOOL DISTRICT	22	737
NJ DIVISION OF TAXATION	641	10,690
NYS ESTIMATED CORPORATION TAX	272	72,552
NYS ESTIMATED CORPORATION TAX	2,732	109,268
NYS SALES TAX PROCESSING	73,485	910,195
OHIO COUNTY SCHOOL DISTRICT	25	834
OHIO COUNTY SCHOOL DISTRICT	26	870
OKLAHOMA TAX COMMISSION	861	16,792
OWENSBORO BOARD OF EDUCATION	11,802	393,392
OWSLEY COUNTY BOARD OF EDUCATION	426	14,209
OWSLEY COUNTY SCHOOL DISTRICT	12	388
PA DEPARTMENT OF REVENUE	218,378	3,967,688
PA DEPT. OF REVENUE	4,792	95,801
PARIS INDEPENDENT SCHOOL DISTRICT	1,705	56,830
PERRY COUNTY SCHOOL DISTRICT	296	9,867
PIKE COUNTY BOARD OF EDUCATION	15	515
POWELL COUNTY SCHOOL DISTRICT	2,158	71,932
PSU	225	—
PULASKI COUNTY BOARD OF EDUCATION	17	574
RHODE ISLAND DIVISION OF TAXATION	6	81
ROCKCASTLE COUNTY SCHOOL DISTRICT	477	15,913
ROWAN COUNTY SCHOOL DISTRICT	95	3,153
RUSSELL INDEPENDENT SCHOOL DISTRICT	6,944	231,468
SCOTT COUNTY SCHOOL DISTRICT	5,124	170,817

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Schedule III	Page 7 of 7
Court Reporting schedules for Sales and Other Taxes Due and Gross Taxable Sales for the Month Ended June 30, 2004
Taxing Jurisdiction	Sales and Other Taxes Due	Gross Taxable Sales
SOUTH CAROLINA DEPT. OF REVENUE	58,131	1,060,513
STATE OF MICHIGAN	111	1,845
STATE OF NEW HAMPSHIRE	1,609	22,992
STATE OF NEW HAMPSHIRE	80,128	1,144,683
STATE TAX DEPARTMENT	292,932	4,882,165
TN DEPARTMENT OF REVENUE	62,038	647,037
TOWN OF BLACKSBURG	13,864	138,644
TOWN OF MT CRESTED BUTTE	1,422	31,595
TOWN OF SOUTH BOSTON	4,856	48,557
TREASURER STATE OF OHIO	150,197	1,997,752
UNION COUNTY SCHOOL DISTRICT	3,037	101,240
UNION COUNTY SCHOOL DISTRICT	33	1,094
VERMONT DEPARTMENT OF TAXES	343,621	5,727,016
VERMONT DEPARTMENT OF TAXES	1,240	20,663
VIRGINIA DEPARTMENT OF TAXATION	10,342	229,830
WASHINGTON COUNTY BOARD OF EDUCATION	924	30,803
WASHINGTON COUNTY SCHOOL DISTRICT	16	517
WASHINGTON DEPT. OF REVENUE	3,384	45,820
WEBSTER COUNTY BOARD OF EDUCATION	790	26,334
WISCONSIN DEPARTMENT OF REVENUE	2	187
WOLFE COUNTY SCHOOL DISTRICT	604	20,137
WOODFORD COUNTY BOARD OF EDUCATION	2,749	91,645
WOODFORD COUNTY SCHOOL DISTRICT	78	2,586
WYOMING DEPARTMENT OF REVENUE	84	1,493

Total	$6,876,142	$85,260,891

Note (A): The 911 surcharge is based upon the number of phone lines and not as a function of gross taxable sales.

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Schedule IV	Page 1 of 4
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended June 30, 2004
Payee	Amount Paid	Check Date
ALBEMARLE COUNTY	$211	06/18/04
ALBEMARLE COUNTY	391	06/30/04
ANDOVER VILLAGE	1,517	06/23/04
APPLETREE REALTY HOLDINGS LLC	1,624	06/03/04
ARAPAHOE COUNTY	106,680	06/18/04
ARCADE VILLAGE	2,330	06/23/04
ASHTABULA COUNTY COURTHOUSE	1,468	06/23/04
BARNEVELD VILLAGE	80	06/29/04
BLACKBURN CENTER, LLC	433	06/25/04
CAL & JOANNE FAMILY LTD PRTNRSP	200	06/23/04
CATTARAUGUS VILLAGE	1,597	06/23/04
CITY OF BUENA VISTA	3,478	06/18/04
CITY OF LEBANON	7,980	06/29/04
CITY OF STAUNTON	3,111	06/18/04
CITY TREASURER	61	06/18/04
CLAREMONT	6,383	06/29/04
CLARKE COUNTY TREASURER	807	06/07/04
COLD BROOK VILLAGE COLLECTOR	97	06/29/04
COLONIAL HEIGHTS	5,803	06/23/04
COUNTY OF DINWIDDIE	3,011	06/07/04
COUNTY OF ROCKINGHAM	355	06/07/04
DAVIE COUNTY	408	06/07/04
DELEVAN VILLAGE	599	06/23/04
DEPEW VILLAGE TREASURER	4,100	06/29/04
DILLON COUNTY TREASURER	295	06/07/04
DORIS LAWTON	778	06/14/04
DORIS LAWTON	144	06/29/04
EAGLE COUNTY TREASURER	7,395	06/18/04
EAST AURORA VILLAGE	438	06/29/04
EASTLAKE COMMERCIAL	58	06/23/04
EL PASO COUNTY TREASURER	171,625	06/18/04
ELLICOTTVILLE VILLAGE	473	06/23/04
ENGLISH CONSTRUCTION	1,712	06/14/04
ERIE COUNTY TAX DEPARTMENT	4,900	06/30/04
FARNHAM VILLAGE	84	06/29/04
FRANKLINVILLE VILLAGE	1,356	06/23/04
GE CAPITAL FLEET SERVICES	(303)	06/07/04
GECFS BY APEX AS AGENT	5,069	06/10/04
GREENE COUNTY	2,040	06/07/04
GUNNISON COUNTY TREASURER	8,731	06/18/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Schedule IV	Page 2 of 4
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended June 30, 2004
Payee	Amount Paid	Check Date
HAMBURG VILLAGE	2,115	06/29/04
HARDINSBURG CITY	503	06/07/04
HOOSICK FALLS VILLAGE	1,747	06/30/04
HOPEWELL CITY TAX	932	06/30/04
IRVINGTON CITY	578	06/07/04
JOAN A. YACONO	238	06/08/04
KENMORE VILLAGE CLERK	152	06/29/04
KIR TEMECULA L.P.	105	06/25/04
LANCASTER VILLAGE	13,546	06/29/04
LARRY SCHREDER	991	06/11/04
LAS ANIMAS COUNTY TREASURER	7,886	06/18/04
LONDON SHOPPING CENTER	62	06/11/04
LOUDOUN COUNTY	280	06/11/04
MARION COUNTY OH	671	06/18/04
MAYVILLE VILLAGE	1,168	06/30/04
NEW HAVEN CITY	992	06/18/04
NEW IPSWICH TOWN	1,365	06/29/04
NEWPORT TOWN NH	379	06/29/04
NORTH COLLINS VILLAGE	1,449	06/29/04
ORCHARD PARK TAX COLLECTOR	385	06/29/04
PERRYSBURG VILLAGE	292	06/23/04
PITNEY BOWES CREDIT CORPORATION	49	06/09/04
PITNEY BOWES CREDIT CORPORATION	60	06/29/04
PLYMOUTH TOWN	1,621	06/18/04
RADCO BUILDERS L.C.	312	06/25/04
RANDOLPH VILLAGE	1,307	06/23/04
RITE AID CORORATION	252	06/23/04
ROANOKE COUNTY TREASURER	6,802	06/18/04
ROBERT R WANTZ	1,787	06/26/04
RUSHVILLE VILLAGE	489	06/23/04
SARANAC LAKE VILLAGE	10,184	06/23/04
SHERMAN VILLAGE	409	06/30/04
SILVER CREEK VILLAGE	4,203	06/29/04
STAFFORD COUNTY	38,784	06/23/04
TOWN OF BIG STONE GAP	1,420	06/07/04
TOWN OF BLACKSBURG	237	06/18/04
TOWN OF CONWAY	4,698	06/29/04
TOWN OF HANOVER	372	06/23/04
TOWN OF HINSDALE	1,556	06/29/04
TOWN OF KINGSTON	2,283	06/29/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Schedule IV	Page 3 of 4
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended June 30, 2004
Payee	Amount Paid	Check Date
TOWN OF LITTLETON TAX COLLECTOR	6,792	06/29/04
TOWN OF LONDONDERRY	26,803	06/29/04
TOWN OF MONT VERNON	1,140	06/30/04
TOWN OF PLYMOUTH	4,983	06/29/04
TOWN OF PULASKI	218	06/11/04
TOWN OF RUMNEY	7	06/29/04
TOWN OF STEPHENS CITY	86	06/23/04
TOWN OF SUTTON	613	06/29/04
TREASURER OF FRONT ROYAL TOWN	203	06/11/04
TRUMBULL COUNTY	11,404	06/11/04
TSC, LC	435	06/11/04
US BANCORP	263	06/14/04
VILLAGE OF AMES	77	06/29/04
VILLAGE OF ARGYLE	33	06/23/04
VILLAGE OF BARKER	137	06/23/04
VILLAGE OF BELMONT	1,888	06/23/04
VILLAGE OF BLASDELL	542	06/29/04
VILLAGE OF CANAJOHARIE	1,952	06/29/04
VILLAGE OF CLAYVILLE	251	06/29/04
VILLAGE OF CORINTH	514	06/23/04
VILLAGE OF CUBA	1,412	06/23/04
VILLAGE OF EAST RANDOLPH	1,079	06/23/04
VILLAGE OF FORESTVILLE	282	06/29/04
VILLAGE OF FORT PLAIN	1,231	06/29/04
VILLAGE OF GOWANDA	4,089	06/29/04
VILLAGE OF GRANVILLE	1,676	06/23/04
VILLAGE OF HUDSON FALLS	2,659	06/29/04
VILLAGE OF LEWISTON	334	06/29/04
VILLAGE OF MEDINA	322	06/30/04
VILLAGE OF MIDDLEVILLE	566	06/29/04
VILLAGE OF NELLISTON	478	06/29/04
VILLAGE OF NEW HARTFORD	400	06/29/04
VILLAGE OF NEW YORK MILLS	1,025	06/30/04
VILLAGE OF NEWPORT	228	06/29/04
VILLAGE OF PALATINE BRIDGE	176	06/29/04
VILLAGE OF PENN YAN	664	06/29/04
VILLAGE OF PENN YAN	7,743	06/30/04
VILLAGE OF POLAND	252	06/29/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Schedule IV	Page 4 of 4
Court Reporting schedules for Real Estate and Personal Property Taxes Paid for the Month Ended June 30, 2004
Payee	Amount Paid	Check Date
VILLAGE OF PORTVILLE	270	06/23/04
VILLAGE OF PROSPECT TREASURER	127	06/29/04
VILLAGE OF REMSEN	142	06/29/04
VILLAGE OF SKANEATELES	340	06/29/04
VILLAGE OF SLOAN	178	06/29/04
VILLAGE OF SPRINGVILLE	4,326	06/29/04
VILLAGE OF ST. JOHNSVILLE	1,179	06/23/04
VILLAGE OF TUPPER LAKE	1,959	06/23/04
VILLAGE OF WESTFIELD	2,901	06/29/04
VILLAGE OF WILSON	509	06/29/04
VILLAGE OF YORKVILLE	814	06/30/04
VILLAGE OF YOUNGSTOWN	476	06/29/04
WAKEFIELD TOWN	613	06/29/04
WALPOLE TOWN TAX COLLECTOR	1,974	06/29/04
WARRENTON TOWN TAX COLLECTOR	85	06/18/04
WARRICK COUNTY TREASURER	29,599	06/30/04
WELLSVILLE VILLAGE	11,344	06/23/04
WILMOT TOWN	339	06/29/04

Total	$610,312

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended June 30, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
ALABAMA DEPARTMENT OF REVENUE	Gross Receipts Tax	$260	06/17/04
ARIZONA DEPARTMENT OF REVENUE	Sales Tax	24	06/14/04
ASHLAND INDEPENDENT BOARD OF	Utility Tax	9,465	06/09/04
BATH COUNTY SCHOOL D	Utility Tax	1,219	06/09/04
BEREA INDEPENDENT SCHOOL DIST	Utility Tax	2,466	06/09/04
BOARD OF EQUALIZATION	Sales Tax	116	06/16/04
BOARD OF EQUALIZATION	911 Surcharge	203	06/24/04
BOARD OF EQUALIZATION	Sales Tax	218	06/24/04
BOURBON COUNTY SCHOOL	Utility Tax	632	06/09/04
BOYD COUNTY SCHOOL D	Utility Tax	2,571	06/09/04
BOYD COUNTY SCHOOL D	Sales Tax	15	06/14/04
BOYLE COUNTY SCHOOL DISTRICT	Utility Tax	1,536	06/09/04
BREATHITT COUNTY SCH	Utility Tax	1,025	06/09/04
BRECKINRIDGE COUNTY BOARD OF	Utility Tax	761	06/09/04
BURGIN EDUCATION BO	Utility Tax	323	06/09/04
BUTLER COUNTY SCHOOL DISTRICT	Utility Tax	53	06/09/04
CALIFORNIA HIGH COST FUND-A	Gross Receipts Tax	45	06/10/04
CALIFORNIA HIGH COST FUND-B	Sales Tax	599	06/10/04
CARTER COUNTY SCHOOL	Utility Tax	1,682	06/09/04
CITY OF ARCADIA	Gross Receipts Tax	12	06/18/04
CITY OF BALDWIN PARK	Utility Tax	5,083	06/07/04
CITY OF BALDWIN PARK	Gross Receipts Tax	7	06/18/04
CITY OF BEAUMONT	Utility Tax	3,149	06/07/04
CITY OF BEAUMONT	Gross Receipts Tax	6	06/18/04
CITY OF BRAWLEY	Utility Tax	7,943	06/07/04
CITY OF CALABASAS	Gross Receipts Tax	6	06/18/04
CITY OF CHARLOTTSVILLE	Utility Tax	89,974	06/17/04
CITY OF COLORADO SPRINGS	Sales Tax	165	06/09/04
CITY OF COVINA	Gross Receipts Tax	5	06/18/04
CITY OF CULVER CITY	Gross Receipts Tax	3	06/18/04
CITY OF DESERT HOT SPRINGS	Gross Receipts Tax	7	06/18/04
CITY OF FONTANA	Utility Tax	542	06/07/04
CITY OF FONTANA	Utility Tax	42,852	06/08/04
CITY OF FONTANA	Gross Receipts Tax	15	06/18/04
CITY OF HERMOSA BEACH	Utility Tax	20,271	06/07/04
CITY OF HERMOSA BEACH	Gross Receipts Tax	15	06/18/04
CITY OF HOLTVILLE	Utility Tax	1,986	06/07/04
CITY OF INGLEWOOD	Gross Receipts Tax	7	06/18/04
CITY OF LA HABRA	Utility Tax	26,608	06/08/04
CITY OF LA HABRA	Gross Receipts Tax	36	06/18/04
CITY OF LA VERNE	Gross Receipts Tax	11	06/18/04
CITY OF LONG BEACH	Gross Receipts Tax	7	06/18/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended June 30, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
CITY OF LOS ANGELES	Gross Receipts Tax	852	06/18/04
CITY OF MORENO VALLEY	Utility Tax	71,070	06/08/04
CITY OF MORENO VALLEY	Gross Receipts Tax	44	06/18/04
CITY OF NORWALK	Gross Receipts Tax	8	06/18/04
CITY OF PASADENA	Gross Receipts Tax	11	06/18/04
CITY OF PICO RIVERA	Utility Tax	12,220	06/07/04
CITY OF PLACENTIA	Utility Tax	16,373	06/07/04
CITY OF PORT HUENEME	Utility Tax	9,834	06/07/04
CITY OF PORT HUENEME	Gross Receipts Tax	7	06/18/04
CITY OF PULLMAN	Gross Receipts Tax	16	06/18/04
CITY OF REDONDO BEACH	Gross Receipts Tax	54	06/18/04
CITY OF REDONDO BEACH CA	Utility Tax	43,632	06/08/04
CITY OF RIALTO	Utility Tax	664	06/07/04
CITY OF RIALTO	Utility Tax	46,774	06/08/04
CITY OF RIVERSIDE	Gross Receipts Tax	8	06/18/04
CITY OF SAN BERNARDINO	Utility Tax	1,429	06/07/04
CITY OF SAN BERNARDINO	Utility Tax	70,972	06/08/04
CITY OF SAN BERNARDINO	Gross Receipts Tax	17	06/18/04
CITY OF SAN BUENAVENTURA	Utility Tax	34,192	06/08/04
CITY OF SANTA ANA	Gross Receipts Tax	28	06/18/04
CITY OF SANTA MONICA	Utility Tax	366	06/07/04
CITY OF SANTA MONICA	Utility Tax	154,019	06/08/04
CITY OF SANTA MONICA	Gross Receipts Tax	217	06/18/04
CITY OF SEAL BEACH	Gross Receipts Tax	15	06/18/04
CITY OF VENTURA	Gross Receipts Tax	19	06/18/04
CITY OF WAYNESBORO	Utility Tax	29,989	06/15/04
CITY OF WHITTIER	Gross Receipts Tax	11	06/18/04
CITY OF WINCHESTER	Utility Tax	17,638	06/15/04
CLARKE COUNTY E-9(T)	911 Surcharge	2	06/24/04
CLOVERPORT BOARD OF EDUCATION	Utility Tax	254	06/09/04
COLORADO DEPARTMENT OF REVENUE	Sales Tax	391	06/14/04
COLORADO DEPARTMENT OF REVENUE	Sales Tax	3,080	06/21/04
COMMONWEALTH OF MASS	Sales Tax	7,130	06/10/04
COMMONWEALTH OF MASS	Sales Tax	58	06/11/04
COMPTROLLER OF MARYLAND	Sales Tax	5,842	06/18/04
COMPTROLLER OF MD	Sales Tax	7,677	06/18/04
CONNECTICUT DEPT OF REVENUE	Sales Tax	90,486	06/30/04
COUNTY OF MONTGOMERY	Utility Tax	9,102	06/15/04
DANVILLE INDEPENDENT SCHOOL DIS	Utility Tax	4,694	06/09/04
DAVIESS CO BOARD OF EDUCATION	Utility Tax	17,111	06/09/04
DAVIESS CO BOARD OF EDUCATION	Sales Tax	17	06/14/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended June 30, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
DEAF TRUST	Sales Tax	80	06/10/04
ELLIOTT COUNTY SCHOO	Utility Tax	134	06/09/04
FLORIDA DEPT OF REVENUE	Gross Receipts Tax	23,445	06/21/04
FLORIDA DEPT OF REVENUE	Sales Tax	97,562	06/21/04
FLORIDA DEPT OF REVENUE	Telecommunications Tax	3,338,645	06/21/04
FRANKLIN COUNTY SCHOOL DISTRICT	Utility Tax	105	06/09/04
GARRARD COUNTY SCHOOL DISTRICT	Utility Tax	963	06/09/04
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	127	06/15/04
GEORGIA DEPARTMENT OF REVENUE	Sales Tax	15,229	06/21/04
HANCOCK COUNTY BOARD OF	Utility Tax	459	06/09/04
HARLAN COUNTY SCHOOL	Utility Tax	239	06/09/04
HARRISON COUNTY SCHOOL DISTRICT	Utility Tax	2,578	06/09/04
HARRODSBURG BOARD OF EDUCATION	Utility Tax	2,658	06/09/04
HENDERSON CO BOARD OF EDUCATION	Utility Tax	2,237	06/09/04
IDAHO STATE TAX COMMISSION	Sales Tax	472	06/11/04
IDAHO STATE TAX COMMISSION	Sales Tax	3,407	06/14/04
IDAHO UNIVERSAL SERV	Gross Receipts Tax	23	06/18/04
INDIANA DEPT OF REVENUE	Sales Tax	1,872	06/11/04
INDIANA DEPT OF REVENUE	Sales Tax	37,675	06/21/04
INTERNAL REVENUE SERVICE	Federal Excise Tax	35,551	06/10/04
JACKSON INDEPENDENT SCHOOLS	Utility Tax	505	06/09/04
JESSAMINE COUNTY BOARD OF EDUCA	Utility Tax	7,517	06/09/04
KANSAS DEPT OF REVENUE	Sales Tax	18,027	06/25/04
KENTUCKY REVENUE CABINET	Sales Tax	2,244	06/18/04
KENTUCKY STATE TREASURER	Sales Tax	—	06/08/04
LAUREL COUNTY SCHOOL	Utility Tax	11,724	06/09/04
LEE COUNTY SCHOOL DI	Utility Tax	1,034	06/09/04
LESLIE COUNTY SCHOOL	Utility Tax	960	06/09/04
LETCHER COUNTY BOARD OF EDUCATI	Utility Tax	795	06/09/04
LEWIS COUNTY BOARD OF	Utility Tax	929	06/09/04
LEWIS COUNTY SCHOOL	Utility Tax	288	06/09/04
LINCOLN COUNTY BOARD OF EDUCATI	Utility Tax	1,310	06/09/04
LOGAN COUNTY SCHOOL DISTRICT	Utility Tax	33	06/09/04
MADISON COUNTY SCHOOL DISTRICT	Utility Tax	19,111	06/09/04
MADISON COUNTY SCHOOL DISTRICT	Sales Tax	68	06/14/04
MAINE REVENUE SERVICE	Sales Tax	20,077	06/15/04
MAINE REVENUE SERVICES	Sales Tax	274,273	06/15/04
MARION COUNTY SCHOOL	Utility Tax	2,734	06/09/04
MASS DEPT OF REVENUE	Sales Tax	624	06/18/04
MCLEAN COUNTY SCHOOL DISTRICT	Utility Tax	842	06/09/04
MENIFEE COUNTY SCHOO	Utility Tax	457	06/09/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended June 30, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
MERCER COUNTY SCHOOL DISTRICT	Utility Tax	1,718	06/09/04
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	6,418	06/14/04
MISSISSIPPI STATE TAX COMMISSIO	Sales Tax	52,917	06/15/04
MORGAN COUNTY SCHOOL	Utility Tax	512	06/09/04
NECA VUSF	Gross Receipts Tax	256	06/15/04
NELSON COUNTY BOARD OF EDUCATIO	Utility Tax	1,357	06/09/04
NEW JERSEY SALES TAX	Sales Tax	601	06/11/04
NICHOLAS COUNTY SCHO	Utility Tax	658	06/09/04
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	549	06/11/04
NORTH CAROLINA DEPT OF REVENUE	Sales Tax	15,178	06/14/04
NYS CORPORATION TAX	Gross Receipts Tax	11,750	06/15/04
NYS SALES TAX PROCESSING	Sales Tax	915	06/16/04
NYS SALES TAX PROCESSING	Gross Receipts Tax	3,432	06/17/04
NYS SALES TAX PROCESSING	Sales Tax	12,112	06/17/04
NYS SALES TAX PROCESSING	Sales Tax	17,545	06/18/04
OHIO COUNTY SCHOOL DISTRICT	Utility Tax	24	06/09/04
OKLAHOMA TAX COMMISSION	Sales Tax	853	06/09/04
OWENSBORO BOARD OF EDUCATION	Utility Tax	11,775	06/09/04
OWSLEY COUNTY BOARD OF EDUCATIO	Utility Tax	346	06/09/04
PA DEPARTMENT OF REVENUE	Sales Tax	189,911	06/21/04
PA DEPT. OF REVENUE	Sales Tax	14,737	06/14/04
PARIS INDEPENDENT SCHOOLS	Utility Tax	2,939	06/09/04
PERRY COUNTY SCHOOL	Utility Tax	280	06/09/04
PETERSBURG CITY O(T)	Utility Tax	20,327	06/15/04
POWELL COUNTY SCHOOL	Utility Tax	2,163	06/09/04
PUBLIC SERVICE COMMISSION	Gross Receipts Tax	225	06/16/04
ROCKCASTLE COUNTY SCHOOL	Utility Tax	905	06/09/04
RUSSELL INDEPENDENT	Utility Tax	5,557	06/09/04
SCOTT COUNTY SCHOOL	Utility Tax	7,359	06/09/04
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	50,358	06/21/04
SOUTH CAROLINA DEPARTMENT OF	Sales Tax	—	06/22/04
STATE OF CONNECTICUT	Sales Tax	278,072	06/30/04
STATE OF NEW HAMPSHIRE	Utility Tax	78,646	06/09/04
STATE OF NEW HAMPSHIRE	Gross Receipts Tax	1,581	06/15/04
STATE TAX DEPARTMENT	Sales Tax	38,591	06/08/04
STATE TAX DEPARTMENT	Sales Tax	74,021	06/09/04
TENNESSEE DEPT OF REVENUE	Sales Tax	62,191	06/21/04
TOWN OF ALBION	Utility Tax	338	06/15/04
TOWN OF BLACKSBURG	Utility Tax	15,114	06/15/04
TOWN OF MT CRESTED BUTTE	Utility Tax	1,308	06/09/04
TOWN OF SOUTH BOSTON	Utility Tax	4,955	06/15/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule V

Court Reporting schedules for Sales and Other Taxes Paid
for the Month Ended June 30, 2004

Taxing Jurisdiction	Tax Type	Amount Paid	Date Paid
TREASURER—STATE OF OHIO	Sales Tax	37,617	06/24/04
TREASURER OF STATE OF OHIO	Sales Tax	6,386	06/24/04
TREASURER STATE OF OHIO	Sales Tax	17,399	06/11/04
TREASURER STATE OF OHIO	Sales Tax	1,217	06/17/04
TREASURER STATE OF OHIO	Sales Tax	76,817	06/24/04
UNION COUNTY SCHOOL DISTRICT	Utility Tax	2,966	06/09/04
UNIVERSAL LIFETIME TELEPHONE SE	Gross Receipts Tax	299	06/10/04
UNIVERSAL SERVICE ADMINSTRATIVE	Federal USF	39,255	06/15/04
UNIVERSAL SERVICE ADMINSTRATIVE	Gross Receipts Tax	39,255	06/30/04
VA DEPARTMENT OF TAXATION	Sales Tax	295	06/15/04
VERMONT DEPT OF TAXES	Sales Tax	322,910	06/21/04
VERMONT DEPT OF TAXES	Sales Tax	22,333	06/22/04
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	5,221	06/15/04
VIRGINIA DEPARTMENT OF TAXATION	Sales Tax	4,859	06/16/04
VIRGINIA DEPT OF TAXATION	Gross Receipts Tax	13,275	06/23/04
WASHINGTON COUNTY BOARD OF EDU	Utility Tax	922	06/09/04
WASHINGTON DEPT OF REVENUE	Sales Tax	289	06/15/04
WASHINGTON DEPT OF REVENUE	Sales Tax	3,128	06/18/04
WEBSTER COUNTY BOARD OF	Utility Tax	12	06/09/04
WEBSTER COUNTY BOARD OF	Utility Tax	745	06/11/04
WEST VIRGINA STATE P	Sales Tax	151,866	06/21/04
WOLFE COUNTY SCHOOL	Utility Tax	595	06/09/04
WOODFORD COUNTY BOARD OF ED	Utility Tax	4,861	06/09/04

Total		$6,546,275

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

LEGAL ENTITY	Account Number	Case Number	Disbursements
ACC CABLE COMMUNICATIONS FL-VA, LLC	081-02-41904	02-41904	3,185,584
ACC CABLE HOLDINGS VA, INC.	081-02-41905	02-41905	—
ACC HOLDINGS II, LLC	081-02-41955	02-41955	—
ACC INVESTMENT HOLDINGS, INC.	081-02-41957	02-41957	2,084
ACC OPERATIONS, INC.	081-02-41956	02-41956	192,939
ACC TELECOMMUNICATIONS HOLDINGS LLC	081-02-41864	02-41864	—
ACC TELECOMMUNICATIONS LLC	081-02-41863	02-41863	1,252,338
ACC TELECOMMUNICATIONS OF VIRGINIA LLC	081-02-41862	02-41862	107,536
ACC-AMN HOLDINGS, LLC	081-02-41861	02-41861	—
ADELPHIA ACQUISITION SUBSIDIARY, INC.	081-02-41860	02-41860	—
ADELPHIA ARIZONA, INC.	081-02-41859	02-41859	—
ADELPHIA BLAIRSVILLE, LLC	081-02-41735	02-41735	—
ADELPHIA CABLE PARTNERS, LP	081-02-41902	02-41902	6,567,823
ADELPHIA CABLEVISION ASSOCIATES, LP	081-02-41913	02-41913	853,569
ADELPHIA CABLEVISION CORP.	081-02-41752	02-41752	1,036,467
ADELPHIA CABLEVISION OF BOCA RATON, LLC	081-02-41751	02-41751	2,475,493
ADELPHIA CABLEVISION OF FONTANA, LLC	081-02-41755	02-41755	—
ADELPHIA CABLEVISION OF INLAND EMPIRE, LLC	081-02-41754	02-41754	5,259,927
ADELPHIA CABLEVISION OF NEW YORK, INC.	081-02-41892	02-41892	3,749,636
ADELPHIA CABLEVISION OF NEWPORT BEACH, LLC	081-02-41947	02-41947	519,226
ADELPHIA CABLEVISION OF ORANGE COUNTY II, LLC	081-02-41781	02-41781	508,660
ADELPHIA CABLEVISION OF ORANGE COUNTY, LLC	081-02-41946	02-41946	576,829
ADELPHIA CABLEVISION OF SAN BERNANDINO, LLC	081-02-41753	02-41753	—
ADELPHIA CABLEVISION OF SANTA ANA, LLC	081-02-41831	02-41831	2,337,883
ADELPHIA CABLEVISION OF SEAL BEACH, LLC	081-02-41757	02-41757	148,925
ADELPHIA CABLEVISION OF SIMI VALLEY, LLC	081-02-41830	02-41830	833,355
ADELPHIA CABLEVISION OF THE KENNEBUNKS, LLC	081-02-41943	02-41943	313,459
ADELPHIA CABLEVISION OF WEST PALM BEACH III, LLC	081-02-41783	02-41783	337,933
ADELPHIA CABLEVISION OF WEST PALM BEACH IV, LLC	081-02-41766	02-41766	4,337,103

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

LEGAL ENTITY	Account Number	Case Number	Disbursements
ADELPHIA CABLEVISION OF WEST PALM BEACH V, LLC	081-02-41764	02-41764	596,885
ADELPHIA CABLEVISION, LLC	081-02-41858	02-41858	91,941,403
ADELPHIA CALIFORNIA CABLEVISION, LLC	081-02-41942	02-41942	2,787,504
ADELPHIA CENTRAL PENNSYLVANIA, LLC	081-02-41950	02-41950	5,627,142
ADELPHIA CLEVELAND, LLC	081-02-41793	02-41793	14,049,154
ADELPHIA COMMUNICATIONS CORPORATION	081-02-41729	02-41729	—
ADELPHIA COMMUNICATIONS INTERNATIONAL, INC.	081-02-41857	02-41857	—
ADELPHIA COMMUNICATIONS OF CALIFORNIA II, LLC	081-02-41748	02-41748	6,171,680
ADELPHIA COMMUNICATIONS OF CALIFORNIA III, LLC	081-02-41817	02-41817	1,437,889
ADELPHIA COMMUNICATIONS OF CALIFORNIA, LLC	081-02-41749	02-41749	142,034
ADELPHIA COMPANY OF WESTERN CONNECTICUT	081-02-41801	02-41801	4,079,019
ADELPHIA GENERAL HOLDINGS III, LLC	081-02-41854	02-41854	—
ADELPHIA GP HOLDINGS, LLC	081-02-41829	02-41829	—
ADELPHIA GS CABLE, LLC	081-02-41908	02-41908	2,452,420
ADELPHIA HARBOR CENTER HOLDINGS LLC	081-02-41853	02-41853	—
ADELPHIA HOLDINGS 2001, LLC	081-02-41926	02-41926	—
ADELPHIA INTERNATIONAL II, LLC	081-02-41856	02-41856	—
ADELPHIA INTERNATIONAL III, LLC	081-02-41855	02-41855	—
ADELPHIA MOBILE PHONES, INC.	081-02-41852	02-41852	—
ADELPHIA OF THE MIDWEST, INC.	081-02-41794	02-41794	—
ADELPHIA PINELLAS COUNTY, LLC	081-02-41944	02-41944	—
ADELPHIA PRESTIGE CABLEVISION, LLC	081-02-41795	02-41795	6,103,071
ADELPHIA TELECOMMUNICATIONS OF FLORIDA, INC.	081-02-41939	02-41939	41,153
ADELPHIA TELECOMMUNICATIONS, INC.	081-02-41851	02-41851	1,230,308
ADELPHIA WELLSVILLE, LLC	081-02-41850	02-41850	926,750
ADELPHIA WESTERN NEW YORK HOLDINGS, LLC	081-02-41849	02-41849	—
ARAHOVA COMMUNICATIONS, INC.	081-02-41815	02-41815	27,537
ARAHOVA HOLDINGS, LLC	081-02-41893	02-41893	—
BADGER HOLDING CORP	081-02-41792	02-41792	—
BETTER TV INC. OF BENNINGTON	081-02-41914	02-41914	338,139
BLACKSBURG/SALEM CABLEVISION, INC.	081-02-41759	02-41759	720,373
BRAZAS COMMUNICATIONS, INC.	081-02-41804	02-41804	1,084
BUENAVISION TELECOMMUNICATIONS, INC.	081-02-41938	02-41938	605,425
CABLE SENTRY CORPORATION	081-02-41894	02-41894	—
CALIFORNIA AD SALES, LLC	081-02-41945	02-41945	—
CCC-III, INC.	081-02-41867	02-41867	—
CCC-INDIANA, INC.	081-02-41937	02-41937	—
CCH INDIANA, LP	081-02-41935	02-41935	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

LEGAL ENTITY	Account Number	Case Number	Disbursements
CDA CABLE, INC.	081-02-41879	02-41879	177,453
CENTURY ADVERTISING, INC.	081-02-41731	02-41731	—
CENTURY ALABAMA CORP	081-02-41889	02-41889	114,437
CENTURY ALABAMA HOLDING CORP	081-02-41891	02-41891	—
CENTURY AUSTRALIA COMMUNICATIONS CORP	081-02-41738	02-41738	—
CENTURY BERKSHIRE CABLE CORP	081-02-41762	02-41762	301,916
CENTURY CABLE HOLDING CORP	081-02-41814	02-41814	—
CENTURY CABLE HOLDINGS, LLC	081-02-41812	02-41812	13,843,002
CENTURY CABLE MANAGEMENT CORPORATION	081-02-41887	02-41887	228,171
CENTURY CABLE OF SOUTHERN CALIFORNIA	081-02-41745	02-41745	—
CENTURY CABLEVISION HOLDINGS, LLC	081-02-41936	02-41936	2,568,836
CENTURY CAROLINA CORP	081-02-41886	02-41886	923,449
CENTURY COLORADO SPRINGS CORP	081-02-41736	02-41736	115,585
CENTURY COLORADO SPRINGS PARTNERSHIP	081-02-41774	02-41774	5,513,013
CENTURY COMMUNICATIONS CORPORATION	081-02-12834	02-12834	1,609,000
CENTURY CULLMAN CORP	081-02-41888	02-41888	346,353
CENTURY ENTERPRISE CABLE CORP	081-02-41890	02-41890	427,924
CENTURY EXCHANGE, LLC	081-02-41744	02-41744	—
CENTURY FEDERAL, INC.	081-02-41747	02-41747	—
CENTURY GRANITE CABLE TELEVISION CORP.	081-02-41779	02-41779	—
CENTURY HUNTINGTON COMPANY	081-02-41885	02-41885	2,295,106
CENTURY INDIANA CORP	081-02-41768	02-41768	—
CENTURY INVESTMENT HOLDING CORP	081-02-41740	02-41740	—
CENTURY INVESTORS, INC.	081-02-41733	02-41733	—
CENTURY ISLAND ASSOCIATES, INC.	081-02-41771	02-41771	27,050
CENTURY ISLAND CABLE TELEVISION CORP	081-02-41772	02-41772	—
CENTURY KANSAS CABLE TELEVISION CORP	081-02-41884	02-41884	154,919
CENTURY LYKENS CABLE CORP	081-02-41883	02-41883	181,999
CENTURY MENDOCINO CABLE TELEVISION, INC.	081-02-41780	02-41780	427,570
CENTURY MISSISSIPPI CORP	081-02-41882	02-41882	394,888
CENTURY MOUNTAIN CORP	081-02-41797	02-41797	134,196
CENTURY NEW MEXICO CABLE TELEVISION CORP.	081-02-41784	02-41784	11
CENTURY NORWICH CORP	081-02-41881	02-41881	899,080
CENTURY OHIO CABLE TELEVISION CORP	081-02-41811	02-41811	568,656
CENTURY OREGON CABLE CORP	081-02-41739	02-41739	—
CENTURY PACIFIC CABLE TV INC	081-02-41746	02-41746	—
CENTURY PROGRAMMING, INC.	081-02-41732	02-41732	—
CENTURY REALTY CORP.	081-02-41813	02-41813	—
CENTURY SHASTA CABLE TELEVISION CORP	081-02-41880	02-41880	—
CENTURY SOUTHWEST COLORADO CABLE TELEVISION CORP	081-02-41770	02-41770	—
CENTURY TRINIDAD CABLE TELEVISION CORP.	081-02-41790	02-41790	111,011
CENTURY VIRGINIA CORP	081-02-41796	02-41796	410,181

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

LEGAL ENTITY	Account Number	Case Number	Disbursements
CENTURY VOICE AND DATA COMMUNICATIONS, INC.	081-02-41737	02-41737	—
CENTURY WARRICK CABLE CORP.	081-02-41763	02-41763	—
CENTURY WASHINGTON CABLE TELEVISION, INC.	081-02-41878	02-41878	—
CENTURY WYOMING CABLE TELEVISION CORP.	081-02-41789	02-41789	74,743
CENTURY-TCI CALIFORNIA COMMUNICATIONS, LP	081-02-41743	02-41743	517,382
CENTURY-TCI CALIFORNIA, LP	081-02-41741	02-41741	41,245,844
CENTURY-TCI HOLDINGS, LLC	081-02-41742	02-41742	—
CHELSEA COMMUNICATIONS, INC.	081-02-41923	02-41923	—
CHELSEA COMMUNICATIONS, LLC	081-02-41924	02-41924	9,183,854
CHESTNUT STREET SERVICES, LLC	081-02-41842	02-41842	—
CLEAR CABLEVISION, INC.	081-02-41756	02-41756	1,373
CMA CABLEVISION ASSOCIATES VII, LP	081-02-41808	02-41808	564,035
CMA CABLEVISION ASSOCIATES XI, LP	081-02-41807	02-41807	203,410
CORAL SECURITY, INC	081-02-41895	02-41895	—
COWLITZ CABLEVISION, INC.	081-02-41877	02-41877	537,956
CP-MDU I LLC	081-02-41940	02-41940	—
CP-MDU II LLC	081-02-41941	02-41941	—
E & E CABLE SERVICE, INC.	081-02-41785	02-41785	65
EASTERN VIRGINIA CABLEVISION HOLDINGS, LLC	081-02-41799	02-41799	—
EASTERN VIRGINIA CABLEVISION, LP	081-02-41800	02-41800	526,826
EMPIRE SPORTS NETWORK, LP	081-02-41844	02-41844	369,906
FAE CABLE MANAGEMENT CORP	081-02-41734	02-41734	—
FOP INDIANA, LP	081-02-41816	02-41816	185,897
FRONTIERVISION ACCESS PARTNERS, LLC	081-02-41819	02-41819	1,665,613
FRONTIERVISION CABLE NEW ENGLAND, INC.	081-02-41822	02-41822	1,082,637
FRONTIERVISION CAPITAL CORPORATION	081-02-41820	02-41820	—
FRONTIERVISION HOLDINGS CAPITAL CORPORATION	081-02-41824	02-41824	—
FRONTIERVISION HOLDINGS CAPITAL II CORPORATION	081-02-41823	02-41823	—
FRONTIERVISION HOLDINGS, LLC	081-02-41827	02-41827	—
FRONTIERVISION HOLDINGS, LP	081-02-41826	02-41826	—
FRONTIERVISION OPERATING PARTNERS, LLC	081-02-41825	02-41825	—
FRONTIERVISION OPERATING PARTNERS, LP	081-02-41821	02-41821	29,498,113
FRONTIERVISION PARTNERS, LP	081-02-41828	02-41828	25
FT MYERS CABLEVISION, LLC	081-02-41948	02-41948	7
FT. MYERS ACQUISITION LIMITED PARTNERSHIP	081-02-41949	02-41949	1,049
GENESIS CABLE COMMUNICATIONS SUBSIDIARY, LLC	081-02-41903	02-41903	—
GLOBAL ACQUISITION PARTNERS, LP	081-02-41933	02-41933	1,427,579
GLOBAL CABLEVISION II, LLC	081-02-41934	02-41934	—
GRAFTON CABLE COMPANY	081-02-41788	02-41788	75
GS CABLE, LLC	081-02-41907	02-41907	2,733,236
GS TELECOMMUNICATIONS LLC	081-02-41906	02-41906	—
HARRON CABLEVISION OF NEW HAMPSHIRE, INC.	081-02-41750	02-41750	2,065,475
HUNTINGTON CATV, INC.	081-02-41765	02-41765	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

LEGAL ENTITY	Account Number	Case Number	Disbursements
IMPERIAL VALLEY CABLEVISION, INC.	081-02-41876	02-41876	953,556
KALAMAZOO COUNTY CABLEVISION, INC.	081-02-41922	02-41922	—
KEY BISCAYNE CABLEVISION	081-02-41898	02-41898	211,827
KOOTENAI CABLE, INC.	081-02-41875	02-41875	1,034,595
LAKE CHAMPLAIN CABLE TELEVISION CORPORATION	081-02-41911	02-41911	240,603
LEADERSHIP ACQUISITION LIMITED PARTNERSHIP	081-02-41931	02-41931	—
LOUISA CABLEVISION, INC.	081-02-41760	02-41760	24,662
MANCHESTER CABLEVISION, INC.	081-02-41758	02-41758	—
MARTHA'S VINEYARD CABLEVISION, LP	081-02-41805	02-41805	246,396
MERCURY COMMUNICATIONS, INC.	081-02-41840	02-41840	57,210
MICKELSON MEDIA OF FLORIDA, INC.	081-02-41874	02-41874	300,432
MICKELSON MEDIA, INC.	081-02-41782	02-41782	131,635
MONTGOMERY CABLEVISION, INC.	081-02-41848	02-41848	—
MONUMENT COLORADO CABLEVISION, INC.	081-02-41932	02-41932	161,688
MOUNTAIN CABLE COMMUNICATIONS CORPORATION	081-02-41916	02-41916	237
MOUNTAIN CABLE COMPANY, LP	081-02-41909	02-41909	4,697,654
MT. LEBANON CABLEVISION, INC	081-02-41920	02-41920	—
MULTI-CHANNEL TV CABLE COMPANY	081-02-41921	02-41921	799,735
NATIONAL CABLE ACQUISITION ASSOCIATES, LP	081-02-41952	02-41952	2,837,213
OLYMPUS CABLE HOLDINGS, LLC	081-02-41925	02-41925	5,568,107
OLYMPUS CAPITAL CORPORATION	081-02-41930	02-41930	—
OLYMPUS COMMUNICATIONS HOLDINGS, LLC	081-02-41953	02-41953	—
OLYMPUS COMMUNICATIONS, LP	081-02-41954	02-41954	—
OLYMPUS SUBSIDIARY, LLC	081-02-41928	02-41928	—
OWENSBORO INDIANA, LP	081-02-41773	02-41773	—
OWENSBORO ON THE AIR, INC.	081-02-41777	02-41777	—
OWENSBORO-BRUNSWICK, INC.	081-02-41730	02-41730	3,303,664
PAGE TIME, INC.	081-02-41839	02-41839	652
PARAGON CABLE TELEVISION, INC.	081-02-41778	02-41778	—
PARAGON CABLEVISION CONSTRUCTION CORPORATION	081-02-41775	02-41775	—
PARAGON CABLEVISION MANAGEMENT CORPORATION	081-02-41776	02-41776	—
PARNASSOS COMMUNICATIONS, LP	081-02-41846	02-41846	198,419
PARNASSOS HOLDINGS, LLC	081-02-41845	02-41845	—
PARNASSOS, LP	081-02-41843	02-41843	17,393,129
PERICLES COMMUNICATIONS CORPORATION	081-02-41919	02-41919	—
PULLMAN TV CABLE CO., INC.	081-02-41873	02-41873	420,101
RENTAVISION OF BRUNSWICK, INC.	081-02-41872	02-41872	228,204
RICHMOND CABLE TELEVISION CORPORATION	081-02-41912	02-41912	147,106
RIGPAL COMMUNICATIONS, INC.	081-02-41917	02-41917	—
ROBINSON/PLUM CABLEVISION, LP	081-02-41927	02-41927	456,135
S/T CABLE CORPORATION	081-02-41791	02-41791	—

ADELPHIA COMMUNICATIONS CORPORATION, et al.

(DEBTORS-IN-POSSESSION)

BANKRUPTCY COURT REPORTING SCHEDULES

Schedule VI

Court Reporting schedules for Cash Disbursements

LEGAL ENTITY	Account Number	Case Number	Disbursements
SABRES, INC.	081-02-41838	02-41838	—
SCRANTON CABLEVISION, INC.	081-02-41761	02-41761	1,581,979
SENTINEL COMMUNICATIONS OF MUNCIE, INDIANA, INC.	081-02-41767	02-41767	—
SOUTHEAST FLORIDA CABLE, INC.	081-02-41900	02-41900	15,094,366
SOUTHWEST COLORADO CABLE INC.	081-02-41769	02-41769	140,570
SOUTHWEST VIRGINIA CABLE, INC.	081-02-41833	02-41833	724,295
STAR CABLE INC.	081-02-41787	02-41787	—
STARPOINT, LIMITED PARTNERSHIP	081-02-41897	02-41897	1,609,343
SVHH CABLE ACQUISITION, LP	081-02-41836	02-41836	959,636
SVHH HOLDINGS, LLC	081-02-41837	02-41837	—
TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE	081-02-41798	02-41798	822,002
TELE-MEDIA COMPANY OF TRI-STATES, LP	081-02-41809	02-41809	—
TELE-MEDIA INVESTMENT PARTNERSHIP, LP	081-02-41951	02-41951	2,732,865
TELESAT ACQUISITION LIMITED PARTNERSHIP	081-02-41929	02-41929	—
TELESAT ACQUISITION, LLC	081-02-41871	02-41871	2,611,836
THE GOLF CLUB AT WENDING CREEK FARMS, LLC	081-02-41841	02-41841	—
THE MAIN INTERNETWORKS, INC.	081-02-41818	02-41818	—
THE WESTOVER TV CABLE CO., INC.	081-02-41786	02-41786	75
THREE RIVERS CABLE ASSOCIATES, LP	081-02-41910	02-41910	854,052
TIMOTHEOS COMMUNICATIONS, LP	081-02-41901	02-41901	210
TMC HOLDINGS CORPORATION	081-02-41803	02-41803	—
TMC HOLDINGS, LLC	081-02-41802	02-41802	—
TRI-STATES, LLC	081-02-41810	02-41810	—
UCA LLC	081-02-41834	02-41834	9,864,923
UPPER ST. CLAIR CABLEVISION INC	081-02-41918	02-41918	—
US TELE-MEDIA INVESTMENT COMPANY	081-02-41835	02-41835	—
VALLEY VIDEO, INC.	081-02-41870	02-41870	188,298
VAN BUREN COUNTY CABLEVISION, INC.	081-02-41832	02-41832	173,579
WARRICK CABLEVISION, INC	081-02-41866	02-41866	—
WARRICK INDIANA, LP	081-02-41865	02-41865	279,983
WELLSVILLE CABLEVISION, LLC	081-02-41806	02-41806	311,414
WEST BOCA ACQUISITION LIMITED PARTNERSHIP	081-02-41899	02-41899	1,349,845
WESTERN NY CABLEVSION, LP	081-02-41847	02-41847	—
WESTVIEW SECURITY, INC	081-02-41896	02-41896	—
WILDERNESS CABLE COMPANY	081-02-41869	02-41869	147,089
YOUNG'S CABLE TV CORP	081-02-41915	02-41915	294,440
YUMA CABLEVISION, INC.	081-02-41868	02-41868	1,093,077

Total			$377,781,482

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Schedule VII	Page 1 of 2
Court Reporting schedules for Insurance Coverage
Coverage **	Company	Policy No.	Term
Commercial Property	Lexington, C N A, RSUI	7474233; 1098648388; 335349	05/16/04 - 05/16/05
Commercial General Liability	AIG (American Home Assurance Co)	4806343, 4806117, 4806148	12/15/03 - 05/16/05
Commercial Automobile Liability	AIG (American Home Assurance Co)	MA—5189088 VA—5189089 TX—5189090 All other states—5189087	05/16/04 - 05/16/05
Excess Automobile Liability	AIG (Lexington)	All States—4261364	05/16/04 - 05/16/05
Worker's Compensation	AIG (New Hampshire Ins. Co., AI South Insurance Co., National Union Fire Insurance Co. of VT, and Ins. Co. State of PA)	All states except monopolistic policy numbers 5212710, 5212711, 5212712, 5212713	05/16/04 - 05/16/05
California	State Compensation Insurance Fund	1703671-03	05/16/03 - 05/16/04
Ohio	Ohio Bureau of Workers Compensation	1328524	Ongoing*
Washington State	WA Department of Labor & Industry	083 004 452	10/1/99 - Ongoing*
West Virginia	West Virginia Workers' Compensation	20104948 101	10/1/99 - Ongoing*
Wyoming	Wyoming Department of Employment	366575	10/1/99 - Ongoing*
International Package Policy (Liability & Foreign Voluntary Comp)	ACE USA (ACE American Insurance Co.)	PHF073190	10/15/03 - 10/15/04

ADELPHIA COMMUNICATIONS CORPORATION, et al.
(DEBTORS-IN-POSSESSION)
BANKRUPTCY COURT REPORTING SCHEDULES
Schedule VII	Page 2 of 2
Court Reporting schedules for Insurance Coverage
Coverage **	Company	Policy No.	Term
Aircraft Policy	AIG (National Union Fire Insurance Co.)	GM3380176-01	11/01/03 - 11/01/04
Umbrella Liability	Zurich (American Guarantee & Liability Insurance Co.)	AUC937411601	05/16/04 - 05/16/05
Excess Umbrella Liability	XL, St. Paul, Zurich	US00006683L104A, Q16400089, AEC380810300	05/16/04 - 05/16/05
Executive Protection (Special Crime)	Liberty Insurance Underwriters	180933013	12/19/03 - 12/19/04
New York Disability	Cigna	NYD 074487	07/01/03 - 07/01/04
Pollution Liability	Quanta Reinsurance U.S. Ltd.	On-site coverage (2000110) Off-site coverage(2000111)	01/01/04 - 01/01/05
Fiduciary Liability Insurance	Houston Casualty Co.	14MG03A2983	12/08/03 - 12/08/04
Directors & Officers Liability	AIG (National Union Insurance Co.)	7290984	12/31/03 - 12/31/04
Directors & Officers Liability Tail	Associated Electric & Gas Insurance Services Limited (AEGIS)	D0999A1A00	12/31/03 - 12/31/05 (Extension of Limit of Liability of 12/31/00-03 term)
Excess Directors & Officers Liability	U.S. Specialty Insurance Co. Hartford (Twin City Fire Ins. Co.) Hudson Insurance Co. Axis Reinsurance Co. Old Republic Insurance Co.	14MGU03A3639 00DA02209103 HN03031687 RBN502748 CUG27319	12/31/03 - 12/31/04
Blanket Fidelity Bond incl ERISA	Great American Insurance Co.	554-43-87	05/16/04 - 05/16/05
Media Professional Liability	ACE (Illinois Union Insurance Company)	EON G21640104 002	01/22/04 - 01/22/05

*
Ongoing means until the policy is cancelled by Adelphia or carrier

**
The named insured is Adelphia Communications Corporation et al for all of the coverage except for Employee Dishonesty—ERISA whose named insured is Adelphia Communications Corporation Health Benefit Plan and Adelphia Communications Corporation Savings and Retirement Plan.

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  Exhibit 99.1